UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
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Freshpet, Inc.
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August 13, 2021
TO OUR FELLOW STOCKHOLDERS
Thank you for your support of Freshpet, Inc. On behalf of the entire Board of Directors of Freshpet, we invite you to attend Freshpet’s 2021 Annual Meeting of Stockholders to be held virtually on September 23, 2021 at 8:30 a.m., Eastern Time.
This year marked another major milestone on Freshpet’s mission to “change the way people nourish their pets forever.” The Company accelerated its growth for the fourth consecutive year behind its Feed the Growth strategy and announced in early 2020 a long-term plan to achieve $1 billion in net sales and penetrate 8 million households by 2025 – and then increased those goals in early 2021 to $1.25 billion and 11 million households after a strong performance in 2020. The Board, working closely with the management team, also began implementing the long-term governance plan we outlined at last year’s meeting and pursued our first comprehensive ESG program that we summarize later in this report. As our 2020 Annual Meeting approaches, we would like to share our reflections on how we worked together to best represent stockholder interests not just for the present, but over the longer-term.
BOARD OVERSIGHT OF STRATEGY
The Board is dedicated to its role as your fiduciary, and our Directors’ diverse skills and backgrounds reflect the expertise necessary for effective oversight of the business. Freshpet is changing the way people feed their pets, and our strategy to lead the transition to fresh and natural food for our pets is aligned with a fundamental shift in how society views both pets and food. The accelerating growth of the Company over the past four years validates that our Feed the Growth strategy is working and has positioned the Company to realize the benefits of its first-mover position in the market’s shift towards higher quality, fresh pet food. As a Board, we have encouraged and guided the management team to continually make the investments necessary to fully realize Freshpet’s long-term potential, including investments in talent, capacity, systems, and advertising. It is our belief that this focus on long-term growth will deliver significant profitability through increased scale and create a sustainable competitive advantage for the Company.
Consistent with those beliefs, the Board and management decided to raise our long-term growth goals only one year into our 5-year plan when it became apparent that the potency of our strategies and emerging consumer trends were creating an even larger opportunity than we had originally envisioned. To fully realize that opportunity, we chose to accelerate our plans, building more capacity more quickly and created a financing strategy that provided the Company with the resources it needed to be successful. We are now well on our way to building a Freshpet consumer franchise consisting of 11 million households that we believe can generate $1.25 billion in net sales by 2025.
STOCKHOLDER ENGAGEMENT AS DIRECT INPUT TO ENHANCE GOVERNANCE
The Board was particularly gratified by the strong support we received for the “Freshpet Commitment to Good Corporate Governance: 2020 to 2025 Roadmap” that we outlined last year. That plan was the direct result of engagement between our stockholders, management, and representatives from our Board. The plan created a step-by-step process that matched Freshpet’s business development with a series of governance enhancements that would enable us to transition from a small, young, private-equity backed company (with the governance provisions commonly found in such early stage companies) to a $1 billion net sales company with a diverse stockholder base and the governance practices you would expect of a mature company. Many of our stockholders told us that they had not seen another company take such a disciplined, proactive, pragmatic, and transparent approach to its governance transformation.
As you saw last year, our Board took action to adopt a director resignation policy and eliminate supermajority requirements, a decisive first step taken in our governance roadmap. This year, we amended our bylaws to move to a majority vote standard in uncontested elections and we are including a proposal in this year’s Proxy Statement to fully declassify our Board by 2025. These steps are part of our plan to implement a stockholder-responsive governance structure, which you can read more about on page 2 of this Proxy Statement. We believe that this approach is representative of the way we manage every aspect of the Freshpet business, and we appreciate the input we received from stockholders that helped us shape that plan and the support they provided for the plan.
The development of that plan also gave us an opportunity to have meaningful conversations with many of our longest tenured and most sophisticated stockholders about what other actions they would expect us to take as we grow. In total, we spoke to stockholders holding approximately 67% of our outstanding shares. One theme we heard over and over again was that stockholders appreciated the strong environmental and social values that are embedded in Freshpet’s “Pets. People. Planet.” ideology and the actions we take each year to support them, but they also expected us to provide much more detail on the total impact of the Company on the environment and the communities we touch and then set long-term goals for improvement. The sustainability report, which we plan to release in August 2021, is in direct response to that stockholder input. While we are still in the early phases of that work, we believe we are off to a good start and have established aggressive goals that will motivate the necessary actions to make Freshpet a truly sustainable company.
Finally, the Board also sought input from our stockholders on the way in which we align management and stockholder interests. In 2020, we were nearing the end of the performance period for multi-year equity grants given to the Company’s four most senior officers and were contemplating how we might replace those grants. Our stockholders clearly appreciated the tremendous growth the 2016 plan had enabled and encouraged us to consider a similar plan with the incentives directly tied to the Company’s publicly stated goals. They also encouraged us to provide stronger disclosures on key elements of the plan, make performance the primary driver of the plan, and use the program to develop a deeper bench of talent. The plan that the Board implemented included additional managers who are essential to our long-term succession plans, vesting targets that are in excess of the Company’s publicly stated long-term goals, and 75% of the vesting is tied to performance.
OUR COMMITMENT TO SERVE OUR PETS, PEOPLE AND PLANET
Ever since the inception of our Company, we have focused on ensuring that every decision we make is good for “Pets. People. Planet.” That ethos is embedded in everything we do. We consider ourselves fortunate to have stakeholders who share those values and support our efforts to create a world where all three can thrive simultaneously. As our success grows, our impact on all our stakeholders will grow, so we need to ensure that everything we do contributes to the world in a positive way. That will take significant commitment and effort. You have our word that we will be relentless in our efforts to make Freshpet into the kind of company whose success is only exceeded by the esteem in which it is held for the way in which we achieve those results.
Thank you for your support and continued interest in Freshpet.
Sincerely,

William B. Cyr
Chief Executive Officer & Executive Director

FRESHPET, INC.
400 PLAZA DRIVE, 1ST FLOOR
SECAUCUS, NJ 07094
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 23, 2021
TO THE STOCKHOLDERS OF FRESHPET, INC.:
The 2021 Annual Meeting of Stockholders of Freshpet, Inc. (the “Company”) will be held virtually due to the coronavirus (COVID-19) outbreak and in the interest of the health and well-being of our employees, stockholders and other meeting participants. The decision to have a virtual Annual Meeting this year does not represent a change in our stockholder engagement philosophy, and we currently expect to return to an in-person meeting as soon as feasibly and safely possible.
The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/FRPT2021, where you will be able to listen to the meeting live, submit questions and vote online. It is important that your shares be represented. Whether or not you plan to attend the virtual Annual Meeting, please vote using the procedures described on the notice of internet availability of proxy materials or on the proxy card. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend the Annual Meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares virtually at the Annual Meeting.
The meeting will be held on September 23, 2021 at 8:30 a.m., Eastern Time, for the following purposes:
ITEMS OF BUSINESS
1.	To elect two members of the Board of Directors. The Board intends to present for re-election the following two nominees: Daryl G. Brewster and Jacki S. Kelley;
2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for 2021;
3.	To approve, by advisory vote, the compensation of the Company’s named executive officers (the “Say-on-Pay Proposal”);
4.
To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation (as amended prior to the date hereof, the “Certificate of Incorporation”) to declassify the Board of Directors as set forth herein (the “Declassification Proposal”); and

5.	To transact other business, if any, that is properly brought before the meeting or any adjournment or postponement thereof.
RECORD DATE
Close of business on July 26, 2021.
Sincerely,

Charles A. Norris
Chairman of the Board

Secaucus, New Jersey
August 13, 2021
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 23, 2021: The Company’s Notice of Annual Meeting, Proxy Statement and 2020 Annual Report to stockholders are available on the internet at www.proxyvote.com.

In this Proxy Statement, we may make forward-looking statements regarding future events or the future financial performance of the Company. We use words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms) and similar expressions to identify forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our business or industry, uncertain events and assumptions, such as our ability to implement our future corporate governance plans described herein and our ability to meet our sustainability targets, goals, and commitments, including due to the impact of climate change, and other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in such forward-looking statements. Please refer to our annual and quarterly reports on Form 10-K and Form 10-Q, respectively, for a discussion of important factors that could cause actual events or actual results to differ materially from those discussed in this Proxy Statement. These forward-looking statements speak only as of the date of this Proxy Statement, and we assume no obligation to revise or update any forward-looking statement for any reason, except as required by law.

GENERAL INFORMATION | 2
FRESHPET, INC.
400 PLAZA DRIVE, 1ST FLOOR
SECAUCUS, NJ 07094
PROXY STATEMENT
THE MEETING
The accompanying proxy is solicited on behalf of the Board of Directors (the “Board of Directors” or the “Board”) of Freshpet, Inc., a Delaware corporation (the “Company” or “Freshpet”), for use at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually, which can be accessed by visiting www.virtualshareholdermeeting.com/FRPT2021, on September 23, 2021 at 8:30 a.m., Eastern Time. This proxy statement (the “Proxy Statement”) and the accompanying form of proxy were first mailed to stockholders on or about August 13, 2021. An annual report for the year ended December 31, 2020 (our “Annual Report”) is enclosed with this Proxy Statement. An electronic copy of this Proxy Statement and Annual Report are available at www.proxyvote.com and www.freshpet.com.
GENERAL INFORMATION
In this Proxy Statement, we refer to Freshpet, Inc. as “Freshpet,” the “Company,” “we,” “our” or “us,” as the context requires.
Voting Rights, Quorum and Required Vote
Only holders of record of our common stock at the close of business on July 26, 2021, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on July 26, 2021, we had 43,359,941 shares of common stock outstanding and entitled to vote. Holders of the Company’s common stock are entitled to one vote for each share held as of the above record date. A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, present at the Annual Meeting via the Internet or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.

GENERAL INFORMATION | 3
PROPOSAL NO. 1
Election of Directors
Pursuant to our Amended and Restated Bylaws (the “Bylaws”), in an uncontested election of directors, such as that being held at our Annual Meeting this year, directors are elected by a majority of the votes cast by the holders of shares present in person or represented by proxy and entitled to vote on the election of directors at such meeting. Withheld votes and broker non-votes will have no effect on Proposal No. 1. For purposes of the Bylaws, in an uncontested election, as is the case this year, a “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In a contested election, nominees for election as a director would be elected by a plurality of the votes cast.
PROPOSAL NO. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
Requires the affirmative vote of the holders of a majority of our common stock, present via the Internet at the Annual Meeting or represented by proxy and entitled to vote thereon. Abstentions and broker non-votes will count the same as votes against Proposal No. 2.
PROPOSAL NO. 3
Approval, by Advisory vote, of Compensation of Named Executives
Requires the affirmative vote of the holders of a majority of our common stock, present via the Internet at the Annual Meeting or represented by proxy and entitled to vote thereon. Abstentions and broker non-votes count the same as votes against Proposal No. 3. As an advisory vote, the result will not be binding on the Board or the Compensation Committee. The “Say-on-Pay” vote will, however, provide us with important feedback from our stockholders about our executive compensation philosophy, objectives and program. The Board and the Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating the Company’s executive compensation program.
PROPOSAL NO. 4
Approval of an Amendment to our Certificate of Incorporation to Declassify the Board of Directors as set forth herein
Requires the affirmative vote of the holders of a majority of our common stock entitled to vote thereon. Abstentions and broker non-votes will count the same as votes against Proposal No. 4.
Voting Your Shares
If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote via the Internet at the Annual Meeting or vote by completing, dating and signing the accompanying proxy and promptly returning it in the enclosed envelope, by telephone or electronically through the Internet by following the instructions included on your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal or, in the case of the election of directors, as a vote “for” election of all nominees presented by the Board.
If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote via the Internet at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, Nasdaq Stock Market (“Nasdaq”) rules grant your broker discretionary authority to vote on “routine” proposals, which includes only Proposal No. 2 for purposes of the Annual Meeting. Where a proposal is not “routine,” a broker who has received no instructions from its clients does not have discretion to vote its clients’ uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.”
In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.
The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the stockholder.

GENERAL INFORMATION | 4
Expenses of Solicitation
The expenses of any solicitation of proxies to be voted at the Annual Meeting will be paid by the Company. We have engaged Broadridge Financial Solutions, Inc. (“Broadridge”) to assist with the preparation and distribution of the proxy solicitation materials for the Annual Meeting and to act as vote tabulator, at a base fee of $9,500, plus reimbursement of reasonable expenses. Following the original mailing of the proxies and other soliciting materials, the Company and its directors, officers or employees (for no additional compensation) may also solicit proxies in person, by telephone or email. The Company will also request that banks, brokers and other nominees forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

GENERAL INFORMATION | 5
Revocability of Proxies
Any person submitting a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by a subsequent proxy that is submitted via telephone or Internet no later than 11:59 p.m. (ET) on September 22, 2021, by a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or by attendance at the Annual Meeting and voting via the Internet. In order for beneficial owners to change any of your previously provided voting instructions, you must contact your bank, broker or other nominee directly.
Delivery of Proxy Materials
Beginning on or about August 13, 2021, we mailed or e-mailed to our stockholders a Notice of Internet Availability of Proxy Materials with instructions on how to access our proxy materials and annual report over the Internet and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials and annual report, you may request such materials by telephone at 1-800-579-1639, by email at sendmaterial@proxyvote.com , or over the Internet at www.proxyvote.com .
Inspector of Election
A representative from Broadridge will serve as the inspector of election for the Annual Meeting.
Stockholder Proposals
Proposals that stockholders wish to include in our Proxy Statement and form of proxy for presentation at our 2022 annual meeting must be received by us no later than April 15, 2022. Such proposals also must comply with the regulations of the Securities and Exchange Commission (the “SEC”) under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to: Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, NJ 07094, Attention: Corporate Secretary.
For a stockholder proposal that is not intended to be included in our 2022 proxy statement under Rule 14a-8, our Bylaws require that the stockholder’s written proposal, including director nominations by stockholders, be submitted to our Corporate Secretary at the address above not earlier than the close of business on May 26, 2022 nor later than the close of business on June 25, 2022 (assuming the Company does not change the date of the 2022 annual meeting of stockholders by more than 30 days before or 70 days after the anniversary of the 2021 Annual Meeting). In such a case, the notice must be submitted by a stockholder of record and must set forth the information required by our Bylaws with respect to each director nomination or other proposal that the stockholder intends to present at the 2022 annual meeting of stockholders. A copy of our Bylaws is available on the Company’s corporate website at www.freshpet.com. Our website is not part of this Proxy Statement.

STOCKHOLDER ENGAGEMENT | 7
STOCKHOLDER ENGAGEMENT OVERVIEW
Our Board and management value and rely upon our stockholders’ perspectives. To help ensure we understand and focus on the priorities that matter most to our stockholders, our directors and senior management proactively conduct thorough and extensive investor outreach throughout the year. In addition to discussing business results and initiatives, strategy and capital structure, we engage with investors on various other matters integral to our business and the Company, such as governance practices, executive compensation and sustainability.
SPECIFIC WAYS WE ENGAGED WITH STOCKHOLDERS IN 2020
In 2020, we met and engaged directly with stockholders holding approximately two-thirds of our outstanding common stock. We also met with analysts who cover our Company and leading proxy advisors who serve our investors. We presented at eight industry conferences, held eight non-deal road shows, and held one Investor Day, where investors and analysts heard presentations from our senior management about all aspects of our business (which presentation materials were also made available to our stockholders generally through our filings with the SEC or on the “Investors” section of our website at investors.freshpet.com). Our Board and management carefully consider and evaluate feedback received during these meetings. The feedback we received in 2020 and early 2021 is described below and reflected in the governance changes we announced in 2020 and are implementing.
WHAT WE HEARD	OUR RESPONSE
Stockholders expressed support for the concept of a long-term governance transformation plan and supported at our 2020 annual meeting of stockholders.
Our Board considered stockholder feedback and began implementation of the “Freshpet Commitment to Good Corporate Governance: Roadmap to 2025” plan that the stockholders supported, including the Declassification Proposal included in this Proxy Statement and Board actions to adopt a majority voting standard and director resignation & retirement policy.

Stockholders encouraged us to enhance our Environmental, Social and Governance (“ESG”) disclosure practices.
The Company began a yearlong ESG effort that resulted in the strategies and goals that are detailed in our sustainability report this year.

We have provided our sustainability report on our website: investors.freshpet.com . Our website is not part of this Proxy Statement. We also filed the sustainability report with the SEC on August 12, 2021.

Stockholders told us to they would like the Board to set tangible goals for the Company’s ESG program.	Our sustainability report includes a goal of becoming carbon neutral by 2025 and also includes key metrics on the Company’s environmental and social impact.
Stockholders told us to prioritize governance practices that have economic implications, and to better disclose our strategy oversight, targets and risks.
The Board assessed Freshpet’s opportunities and risks to develop a roadmap that ties a series of governance changes to the strategic milestones that would drive them, which is disclosed in the “Freshpet’s Commitment to Good Corporate Governance: Roadmap to 2025” section of this Proxy Statement.

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WHAT WE HEARD	OUR RESPONSE
Stockholders said they were satisfied with our progress on diversity within our Board but would like us to provide greater metrics on the Company’s overall progress.
The Company is providing more detailed metrics on the diversity within our Company as part of this year’s Proxy Statement. Additionally, the Company has continued to add diversity to its senior management team with the addition of two ethnically diverse senior executives who report to the CEO.

Stockholders supported our strategy of connecting our senior executives’ compensation to the Company’s long-term goals and asked for greater disclosure of the goals and performance underlying those grants.

The Company has disclosed the results of its initial multi-year equity grants in this year’s Proxy Statement and last year issued new multi-year grants to the most senior officers that we believe are directly connected to–but exceed–the Company’s long-term goals.

Additionally, our Chairman of the Board and other independent directors continued to be closely and directly involved in our investor engagement efforts. Specifically, in 2020, three of our directors held outreach discussions with stockholders representing approximately 27% of our outstanding shares, and additional outreach is underway.
Stockholders and other interested parties who would like to communicate with one or more members of the Board, a Board committee or the Chairman of the Board may do so by writing to any such party at Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, NJ 07094, Attention: Corporate Secretary. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board.

COMMITMENT TO GOOD CORPORATE GOVERNANCE | 10
BUSINESS TRANSFORMATION: 2006-2021
Freshpet was founded in 2006 with a single-minded mission to do right by pets, people and the planet, every step of the way from farm to fridge. In 2010, we welcomed a private equity investor who believed in our mission and the power of our platform, and subsequently went public in 2014. In addition to onboarding new directors with financial and industry expertise that we needed as a public company, we welcomed our current CEO, William B. Cyr, in 2016 to support the Board’s ambition to rapidly and strategically scale the business. In 2019, our Board added three women directors, who brought deep expertise in retail, digital optimization and strategy to support our long-term plan.
FRESHPET’S COMMITMENT TO GOOD CORPORATE GOVERNANCE: ROADMAP TO 2025
Over the past seven years since our 2014 IPO, Freshpet’s market cap has grown from around $300 million to approximately $5.84 billion as of August 10, 2021. As a young public company in pursuit of sizable long-term goals to disrupt the pet food industry, our IPO-related governance provisions provided protection from market volatility and short-term hostile threats while our Board and management pursued long-term strategic goals and stockholder value creation.
While these governance provisions were critical to our success as a young public company, our Board recognized that some of these protections provided by our governance structure should be gradually phased out as we reach maturity. Concurrent with setting Freshpet’s strategic 2025 long-term plan, the Board solicited valuable stockholder feedback to receive direct input as to how to best evolve Freshpet’s corporate governance.
In response, the Board has implemented an effective corporate governance structure that allows our Board and management to focus primarily on the creation of long-term value for our stockholders while also considering the interests of our employees and the communities in which we do business. Supporting that philosophy, we have adopted, and strategically planned to adopt in the future, many leading corporate governance practices, including:

2006
Freshpet founded
2010
Welcomed a private equity investor
2014
Went public and onboarded new directors
2016
William B. Cyr joined as CEO
2019
Added three women directors to Board
TODAY
Independent Chairman
Separate CEO & Chair
No poison pill
2020
Eliminated supermajority voting rights
Director resignation policy adopted
2021
Majority voting in uncontested elections*
Director retirement policy*
Declassified board**
2022
Proxy access
Stockholder right to call special meeting***
2023-2025
Declassified board**

*	Adopted by our Board prior to this year’s Annual Meeting.
**	The Company is submitting a stockholder proposal in 2021 to begin declassifying its board in 2023, with the Board to be fully declassified by 2025.
***	Proposal requiring stockholder action at the 2022 annual meeting of stockholders.

COMMITMENT TO GOOD CORPORATE GOVERNANCE | 11
CORPORATE GOVERNANCE PRACTICES
FRESHPET’S CORPORATE GOVERNANCE PRACTICES
INDEPENDENT, NON-EXECUTIVE CHAIRMAN

The positions of Chairman of the Board and Chief Executive Officer are presently separated. While our Bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, we believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business and our Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management.

BOARD INDEPENDENCE
During 2020, all of our directors (other than our Chief Executive Officer) were independent, and each of our Board committees consisted entirely of independent directors.
BOARD REFRESHMENT & COMMITMENT TO DIVERSITY

Since 2018, the Board has appointed three new directors, all of whom are women. We believe that fresh perspectives and diversity, in its many forms, and the breadth of perspective that it brings, enhances the effectiveness of the Board.

SINGLE VOTING CLASS
All holders of Freshpet’s common stock have the same voting rights (one vote per share of stock).
NO POISON PILL
We do not have a stockholder rights plan, also known as a poison pill, in place.
2021 PROPOSAL TO STOCKHOLDERS AND BOARD ACTIONS
BOARD PROPOSAL TO DECLASSIFY THE BOARD OF DIRECTORS

In this Proxy Statement, our Board is submitting a proposal to be voted on by stockholders to fully declassify the Board by 2025. Our Certificate of Incorporation currently divides our Board into three classes, with one class being elected each year.

MAJORITY VOTING STANDARD FOR DIRECTOR ELECTIONS

In June 2021, our Board amended our Bylaws to implement a majority voting standard for director elections in uncontested elections and a plurality voting standard in contested elections. Our previous Bylaws provided for only a plurality voting standard.

DIRECTOR RESIGNATION & RETIREMENT POLICY

In connection with the Board adopting a majority voting standard in uncontested elections, the Board adopted a new director resignation and retirement policy (the “Policy”). The Policy provides that the Board will only nominate for election as directors, or appoint as directors, candidates who agree to tender an irrevocable director resignation that will become effective upon the failure by such person to receive the required vote at the next annual meeting at which they face re-election and the Board acceptance of such resignation.

The Policy also provides that non-employee directors will not be nominated for re-election or reappointment to the Board after attaining the age of 75. The Board may waive this Policy under certain circumstances.

COMMITMENT TO GOOD CORPORATE GOVERNANCE | 12
2020 STOCKHOLDER AND BOARD ACTIONS
BOARD PROPOSAL TO ELIMINATE ALL SUPERMAJORITY VOTING PROVISIONS FROM OUR CERTIFICATE OF INCORPORATION

At our 2020 annual meeting of stockholders, our Board submitted a proposal to our stockholders to eliminate all of the supermajority voting provisions from the Company’s Certificate of Incorporation, which our stockholders overwhelmingly voted to approve.

PLANNED FUTURE PROPOSALS AND BOARD ACTIONS
PROXY ACCESS

Before the Company’s 2022 Annual Meeting, the Board plans to amend our Bylaws incorporating a provision to permit a stockholder, or a group of up to 20 stockholders, owning at least 3% of our outstanding common stock for three years, to nominate a certain percentage of the directors for the Company’s Board.

STOCKHOLDER RIGHT TO CALL A SPECIAL MEETING
In the Company’s 2022 Proxy Statement, our Board plans to submit a proposal to be voted on by stockholders at the 2022 Annual Meeting to allow stockholders the ability to call special meetings.

COMMITMENT TO GOOD CORPORATE GOVERNANCE | 13

COMMITMENT TO GOOD CORPORATE GOVERNANCE | 14
ENVIRONMENT, SOCIAL AND GOVERNANCE APPROACH
Corporate responsibility promotes the long-term interests of our stockholders and strengthens Board and management accountability, and Freshpet’s credo articulates our culture and commitment to best serve our pets, employees, customers, communities, and stockholders.
Our Board of Directors’ primary duty of overseeing our corporate strategy includes the Board’s oversight of how environmental, social and governance (“ESG”) issues may impact the long-term interests of our stockholders and other stakeholders. Corporate responsibility at Freshpet is implemented from the most senior levels down to every one of our employees because we believe that how responsibly we run our business is intrinsically tied to achieving operational excellence.
As part of overseeing our corporate strategy and our enterprise risk management program, our Board monitors our environmental and social practices. We believe that environmentally and socially responsible operating practices go hand in hand with generating value for our stockholders. To further support our efforts in this area, we created a sustainability working group in 2020, consisting of dedicated internal resources and external advisors to address ESG factors that impact our business. Our sustainability working group evaluated potential ESG risks and opportunities relevant for our Company based on the views held by our stockholders and aspects of leading ESG frameworks established by the Sustainability Accounting Standards Board (“SASB”).
Commensurate with our materiality-focused ESG approach, our priority is developing a business that is focused on sustainability and the triple bottom line. We think of sustainability broadly and defined by our triple bottom line across three areas: (1) performing across key business metrics; (2) having a positive impact on society; and (3) minimizing our impact on the environment. Our ESG efforts help us move toward achieving the goal of nourishing Pets, People and Planet.
COMMITMENT TO NOURISHING PETS, PEOPLE AND PLANET
At Freshpet, our mission is to create the very best foods that nourish the bond between pets and their parents, helping us both live longer, healthier, and happier lives. Achieving success while caring for our team members, our communities, and our planet is not only the right thing to do, it helps ensure the long-term sustainability of the Company. This ambitious mission drives us every day and was built into the Company by our founders from the very beginning. We call it “Nourishing Pets, People, and Planet.”
For over a decade, we have been dedicated to our Pets, People and Planet initiatives and have made significant progress moving to minimize our environmental impact on the world as we fulfill our mission to provide healthy fresh food for pets and pet parents. Our goal is to have the lowest impact on our environment while ensuring everyone wins in everything we do. We are not perfect but view ourselves as an industry leader in pet nutrition and sustainability while being the category leader in long-term growth, doubling Freshpet’s size by net sales approximately every three years since 2006.

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KEY PETS, PEOPLE AND PLANET ACCOMPLISHMENTS
Pets: Nourishing Happier and Healthy Lives
• We strive to change the pet food category for the better by bringing fresh healthy meals for pets. We have been steadfast in our nutritional ideology, so our foods are developed for healthy nutrition instead of what is easy to make. We start each recipe with fresh meats and veggies, minimally process them to retain the nutrients, and keep them fresh with refrigeration instead of using preservatives. Our goal is to produce the ideal food for pets to help them lead long healthy lives with their pet parents.

• Our key goal is to support the human and animal bond because we believe pets and pet parents live longer, healthier lives together. We want to nourish those pets with our food, bringing joy to both pets and pet parents.

• In pursuit of our mission, we have donated 11 million meals to shelter pets waiting for their forever home.

• We also support programs at leading shelters that impact the communities we live in. Some of our key partners are St. Hubert’s Animal Welfare Center in Northern New Jersey, which has been recognized as a national leader in animal welfare, and 4 Paws for Ability, which provides assistance dogs for a range of disabilities.

• We have also funded three research studies from the Freshpet Foundation focused on how nutrition can help improve pet health and longevity.

People: Living better together
• We provide industry leading benefits, including health care, 401(k) matching, and tuition reimbursement for all our employees.

• Our competitive compensation program includes stock grants for all our employees.

• We are committed to building a diverse and inclusive culture. We do this through our recruitment efforts that focus on attracting candidates from diverse communities as well as focusing on diversity of experience and skills.

• Our workforce reflects the communities within which we operate. In the Freshpet Kitchens in Bethlehem, Pennsylvania, the employee make-up is approximately 53% white, 30% Hispanic, 10% African American and 7% other ethnicities as of December 31, 2020.

•  We strive to be the place where people love to work, and we encourage everyone to grow, have fun and deliver on our vision. Our employee engagement score of 82% is reflective of our commitment to creating an engaged workforce.

Please see our “—Commitment to Human Capital Management” in this Proxy Statement for more information.

Planet: Conserving resources while growing the triple bottom line
• Supporting our long-term commitment to environmental sustainability, our Freshpet Kitchens in Bethlehem, Pennsylvania, have been powered by renewable electricity for all purchased electricity since 2014 using Green-e® certified renewable energy credits (“RECs”) and the facility has been landfill free since 2016.

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Planet: Conserving resources while growing the triple bottom line
This year’s sustainability report, which we published on August 12, 2021, will provide more details on our efforts to nourish Pets, People, and Planet including:
RECYCLING AND LANDFILL FREE MANUFACTURING

Since 2016, Freshpet has committed to operating landfill free manufacturing facilities. We are proud to have been one of the first pet food manufacturers to make this commitment. Engagement across the entire organization was required to resolve our waste streams without using a landfill. The four strategies used to achieve landfill free status were: reducing the amount of waste generated by the manufacturing process, reusing or recycling as much waste as possible, anaerobically digesting organic waste to keep it from generating un-captured methane, and converting waste to energy for any waste stream that does not work with the previous strategies.

ENERGY CONSERVATION AND RENEWABLE ENERGY
KITCHENS

Steam and heat required to cook our recipes is provided by an efficient on-site natural gas-powered Combined Heat and Power Plant (“CHP Plant”). Sophisticated engineering allows the CHP Plant to generate steam from heat energy that would otherwise be wasted during the generation process, providing up to 80% operating efficiency compared to an estimated 56% efficiency rate for traditional grid supplied electricity and steam generated from natural gas boilers. In addition to helping insulate our Freshpet Kitchens in Bethlehem, Pennsylvania, from potential electrical black outs, we estimate that in 2020 using this on-site power plant avoided up to approximately 495 metric tons of carbon emissions versus heating with regular boilers and purchasing electricity from the grid. All purchased electricity used by the Freshpet Kitchens has been matched with RECs. The purchase of 11,662 megawatt hour (“MWh”) of RECs in 2020 shows our support for the development of renewable energy projects and helped avoid up to approximately 8,265 metric tons of carbon emissions.

CHILLERS

Freshpet’s fresh healthy pet food can be found in 25,000+ chillers globally that are essential to ensuring the quality of our fresh pet foods. Our in-house chiller development team works continuously with suppliers to improve their efficiency, and the chillers we are installing today are up to 8.5x more efficient than the ones installed as recently as 2014. Efficiency gains have come from LED lighting, a new refrigerant, and a more efficient compressor design. The efficient True TVM-48 chillers use the environmentally friendly R-290 refrigerant that has low ozone-depleting properties. We believe in supporting renewable energy and the estimated annual electricity used by all Freshpet chillers is matched with RECs. The purchase of 57,000 MWh of RECs in 2020 as part of this program shows our support for the development of renewable energy projects and helped avoid up to approximately 38,900 metric tons of carbon emissions.

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WATER CONSERVATION

Manufacturing fresh pet food requires water in the cooking and cleaning processes. As one of our most valuable natural resources, Freshpet is committed to minimizing our impact to the planet’s water supply. The newly constructed Freshpet Kitchens 2.0 at our Freshpet Kitchens in Bethlehem, Pennsylvania, features our latest water conservation engineering including:

ON-SITE WASTEWATER TREATMENT FACILITY

Freshpet’s wastewater treatment facility became operational in September 2020. This 6,600 square foot facility processes up to 200 gallons per minute removing residual fines of meat, vegetables, and fat from the Kitchens’ wastewater. In addition to easing our burden on municipal facilities, Freshpet’s investment in treating our own wastewater was a sound financial decision. We anticipate avoiding significant wastewater treatment fees, helping the project pay for itself over time.

RAINWATER HARVESTING SYSTEM

The Freshpet Kitchens 2.0’s rainwater harvesting system became operational in late 2020 and has a capacity of up to 427,500 gallons of rainwater. It is the sole source of irrigation for 62,000 square feet of landscaping on site. In addition to reducing our burden on the municipal water supplies, rainwater harvesting helps reduce stormwater runoff from the property. Reduced stormwater runoff helps minimize a storm’s peak flow volume and velocity in local creeks, streams, and rivers, thereby reducing the potential for streambank erosion. Reduced runoff can also help reduce contamination of surface water with pesticides, sediment, metals, and fertilizers.

NATURE’S FRESH LEADS THE WAY IN PET FOOD SUSTAINABILITY AND FRESHPET’S FIRST CARBON NEUTRAL PET FOOD BRAND

Nature’s Fresh is the Natural retail channel’s bestselling pet food thanks to its uncompromising quality, superior palatability, and Animal Welfare Certified recipes. Since 2012, Freshpet has partnered with the Global Animal Partnership to ensure that Nature’s Fresh chicken and turkey is raised cage-free with no antibiotics, no added growth hormones, and no animal by-products.

In 2020, we purchased almost six million pounds of Global Animal Partnership rated poultry helping support progressive farmers and raising the living standards of their flocks. Additionally, Nature’s Fresh is Freshpet’s first carbon neutral pet food brand. We achieved a net zero carbon footprint by reducing our emissions as much as possible and using carbon offsets for the remaining Scope 1, 2, and 3 emissions that cannot be eliminated at this time. Our commitment to eliminating our carbon footprint means that we will continue to strive to achieve zero emissions without offsets.

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Our goal is to make Freshpet the most sustainable pet food company in the world. Our commitment to nourishing Pets, People and Planet continues to expand with the following efforts undertaken over the last year:
OUR GOAL	OUR RESPONSE
Expand our organizational focus and broader responsibility for sustainability initiatives
In the first quarter of 2021, we appointed a Sustainability Lead reporting to the Founder and President to manage our sustainability efforts.

We resourced 25 cross-functional team members to participate in sustainability projects as part of the Pets, People, and Planet teams.

We established a partnership with 3Degrees, a leading climate consultant, to establish our current carbon footprint (across Scope 1, 2 and 3) emissions, conduct our first water use and risk analysis and to help lay out a long term plan to carbon neutrality.

Install new infrastructure that can help ensure the sustainability of the Company
In Q4 2020, we started our on-site wastewater treatment and rainwater capture facilities in our Bethlehem, PA Kitchens helping conserve one of our most important natural resources.

We significantly expanded our in-house R&D laboratories helping to support the creation of even more nutritious recipes and ensure future product quality and safety.

We broke ground on our new state-of-the-art Kitchens 3.0 in Ennis, TX, which is designed from the ground up to prioritize energy and water conservation efforts.

Strengthen our efforts to care for our Pets and People stakeholders
In 2020, we donated over 500,000 meals to animal shelters, and animal rescue organizations bringing total donations to over 11 million meals.

We strengthened our partnerships with the Pennsylvania SPCA and 4 Paws for Ability as we worked to help them achieve their vital missions.

In addition to our already strong suite of benefits, we added tuition reimbursement to our suite of benefits for team members to help them grow and further their careers.

Continue to innovate to enhance the sustainability of our products
We know that Nature’s Fresh consumers are concerned about climate change. As of July 2020, Nature’s Fresh became Freshpet’s first carbon neutral brand by purchasing offsets to cover all Scope 1, 2, and 3 emissions.

Based on strong consumer interest and feedback from existing Freshpet consumers, we are launching Freshpet Spring and Sprout, our first meatless dog food. This product is expected to bring in new consumers and offer a more sustainable carbon footprint than traditional meat based dog food.

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OUR GOAL	OUR RESPONSE
Commit to achieving company-wide carbon neutrality
We partnered with 3Degrees to calculate Freshpet’s Scope 1, 2, and 3 carbon emissions for 2019 and 2020. This extensive analysis used the latest science based approach to estimate emissions of our Scope 3 value chain including protein sources and distribution, among other points. These insights will help guide us toward emission reduction at the source in the future.

We acknowledge the importance of mitigating the effects of climate change sooner rather than later. Our engineering and operations team is working to reduce our emissions, but we realize these efforts will take time. As an interim step, we aim to neutralize all Scope 1 and 2 emissions for calendar year 2021 using offsets. Additionally, we plan to be carbon neutral across scopes 1, 2, and 3 by 2025 using a combination of source reduction and offsets.

Expand our water conservation commitment
In 2020, we backed our belief in water conservation with major infrastructure investments via on-site wastewater treatment and rainwater capture facilities. For 2021, we have completed a water footprint analysis and our first engagement with CDP, a recognized non-profit that works with companies to disclose their environmental and water impacts.

In 2022, our new Kitchens 3.0 manufacturing facility in Ennis, Texas, will include a state-of-the-art steam recapture system that is expected to save up to 200,000 gallons of water a day.

In addition to the initiatives outlined above, we have added a strong corporate governance plan, centered with a diverse and independent board. Please see “—Freshpet’s Commitment to Good Corporate Governance: Roadmap to 2025” for more information. We began sharing our current structure and long-term governance plan last year, and we plan to continue to highlight our progress and future plans.
Our 2021 sustainability report, which we released on August 12, 2021, will provide more details on all our sustainability efforts.
COMMITMENT TO HUMAN CAPITAL MANAGEMENT
At Freshpet, our vision is to create a happier, healthier world where Pets, People and the Planet thrive. We know that our people are our enduring advantage and we are obsessed in our mission to ensure that all people who touch Freshpet are better in some way. We strive to be the place where people love to work and we encourage everyone to be grow, have fun and deliver on our vision. Our overall human resource strategy is designed to attract, develop and retain the best qualified employees to meet our business goals on an ongoing basis and to execute our growth strategy.
As of December 31, 2020, Freshpet had employed 591 team members, an increase of approximately 28% from one year earlier, based across our 3 locations of Bethlehem, Pennsylvania, Secaucus, New Jersey, and Ennis, Texas. In Europe, Freshpet has employed 7 employees as of December 31, 2020. None of our employees are represented by a labor union or covered by a collective bargaining agreement.
As of December 31, 2020, our workforce consisted of approximately 374 hourly production employees, 118 salaried and managerial employees in manufacturing and 99 salaried and managerial employees in other functions, such as Marketing, Finance, Sales, Consumer Care, and other support and distribution roles.
Employee Engagement
In 2020, Freshpet achieved an engagement score of 82% with a total participation rate of 70%. Our Net Promoter score was 8.3, a 7% increase from our prior Net Promoter Score, which we believe demonstrates our employees’ positive perception about the future of Freshpet and strong belief in our vision.

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At Freshpet, our programs are designed to reward and support employees through competitive pay, creative incentive programs and generous benefits. We strive to ensure that our benefit offerings meet the evolving needs of our diverse workforce across all of our locations. The surge in growth coupled with the COVID-19 pandemic put significant strain on our human resources in 2020. Labor shortages driven by factors relating to the pandemic forced us to rethink our approach to attracting and retaining the right talent in the business. Freshpet implemented a number of creative employee incentive programs and invested heavily in marketing of employment opportunities to recruit a high number of production and sanitation employees into our kitchens. Labor shortages compounded by high absenteeism due to testing, quarantine and childcare issues led to a series of systemic changes to our recruitment, training and retention strategies. These revised practices will continue to form part of our ongoing efforts to ensure a strong, skilled employee base.
Health and Safety
The COVID-19 pandemic provided us with a defining moment to support and further develop and entrench our employee-centric culture. This showed up in our prioritization of the health, safety and welfare of our employees. Our comprehensive response to the COVID-19 pandemic has included:
•	Adopting a COVID-19 screening and contact tracing process;
•	Establishing physical distancing procedures in our kitchens;
•	Modifying office workstations with physical dividers;
•	Implementing additional cleaning and disinfecting procedures;
•	Mandating work from home for our corporate office employees in Secaucus, New Jersey; and
•	Suspending our absenteeism policy to encourage those who did not feel well to stay home.
As a result of the COVID pandemic, we have added a full-time, bi-lingual on-site industrial nurse who works with our team on health-related issues. This has become a popular and heavily utilized resource for our team.
At our Freshpet Kitchens, the Company provides employees with extensive safety gear and protective clothing as well as a wide array of hot beverages and warm soups to help our team members stay warm in our refrigerated facilities.
The Freshpet team regularly monitors and evaluates injury rates, safety observances and near-misses, and takes proactive steps to ensure employee safety is paramount in all our planning.
Diversity and Inclusion
We believe that a diverse workforce is critical to our success, and our goal is to create a culture where we provide equal and fair opportunities for all of our employees. Our values are reflected in our diverse workforce, and we believe that our competitive advantage lies in our diversity of thought, creativity in solving systemic problems and strengthening our partnerships with pet-caring organizations and the communities in which we live.
Our workforce reflects the communities in which we operate. For example, our staff in the Freshpet Kitchens in Bethlehem, Pennsylvania is approximately 53% white, 30% Hispanic, 10% African American and 7% other ethnicities as of December 31, 2020.
The Company and the Board have made deliberate efforts to expand the diversity of our leadership and Board, and create an inclusive environment. Currently, of the nine non-executive members of the Board, three are women. One of the members of the Board is African American.
The Company’s senior leadership team consists of eight people, two of whom are women and one is African American. The Company made three significant new senior management hires late in 2019 and during 2020. Two were female, one of whom is African American. The third is a Hispanic male. Each leads a significant part of our organization as they lead our Finance function (female), HR (female, African American) and Manufacturing (male, Hispanic).

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Employee Benefits
Freshpet offers a comprehensive collection of benefits designed to make Freshpet competitive within the talent pools from which it recruits. All Freshpet employees are eligible for the same benefits regardless of title. In order to incentivize and engage our workforce, Freshpet provides:
•	Industry-leading compensation, including stock compensation for every employee (granted after 12-months of continuous employment for hourly employees)
•	Multi-year equity grants to “One-of -a-Kind Talent” employees identified by the Board
•	401(k) matching for every employee
•	Industry-leading healthcare offered equitably for every employee (including pet insurance)
•	Competitive perquisites, including pet insurance, free healthy snack room and catered lunches (including ice cream Fridays)
We also allow each employee to take home one package of Freshpet each day to feed their pet or the pet of someone close to them.
Recruitment
Freshpet aggressively recruits for talent to fill our rapidly growing manufacturing operations. We have three full-time recruiters on staff who screen potential new hires and conduct on-boarding training for them. We advertise on social media, billboards and radio and uses a variety of job referral services to attract the skilled labor we require.
To fill the increasing managerial roles because of Freshpet’s growth, we use third-party recruiters who are experts on what makes Freshpet unique and have a deep understanding of our culture and requirements. These recruiters have successfully filled a wide range of roles with a focus on increasing the diversity of our managerial ranks.
Governance of Corporate Responsibility
We believe good governance at all levels is necessary to drive corporate responsibility, and that our corporate governance is more effective when we consider environmental and social issues as a part of corporate strategy, key risks, and our operations. As a part of this endeavor, our Board oversees the management team fulfilling responsibilities relating to sustainability and corporate social responsibility, particularly those that may affect the stakeholders and stockholders of our Company, and the communities in which we operate. Our Board and its committees play a critical role in oversight of our corporate culture and holds management accountable for its maintenance of high ethical standards, governance practices and compliance programs to protect our business, employees and reputation.
To promote honesty, integrity and compliance with applicable laws, we established our Code of Ethics that applies to every director, officer and employee. All Freshpet employees are required to certify that they comply with the Code of Ethics and its related policies and programs.
Freshpet has a zero-tolerance policy for bribery and corruption. The Board established a robust Whistleblower Policy with regard to reports of concerns made by employees and other parties, and to protect whistleblowers against harassment or retaliation. The Whistleblower line is monitored directly by our CEO and is reported to the Audit Committee quarterly. Freshpet did not receive any hotline inquiries in 2020.

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DIRECTORS, EXECUTIVE OFFICERS, & CORPORATE GOVERNANCE

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DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE
BOARD OF DIRECTORS
Set forth below is the name, age (as of August 13, 2021), position and a description of the business experience of each of our directors and director nominees:
NAME	AGE	POSITION(S)	CLASS	APPOINTED	CURRENT TERM EXPIRATION
DIRECTOR NOMINEES
Daryl G. Brewster	64	Director	I	Jan 2011	2021
Jacki S. Kelley	55	Director	I	Feb 2019	2021
CONTINUING DIRECTORS
J. David Basto	49	Director	II	Dec 2010	2022
Lawrence S. Coben, Ph.D.	63	Director	II	Nov 2014	2022
Walter N. George, III	64	Director	II	Nov 2014	2022
Craig D. Steeneck	63	Director	II	Nov 2014	2022
Charles A. Norris	75	Chairman of the Board and Director	III	Oct 2006	2023
William B. Cyr	58	Director and Chief Executive Officer	III	Sept 2016	2023
Olu Beck	55	Director	III	Oct 2019	2023
Leta D. Priest	62	Director	III	Sept 2018	2023

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BACKGROUND OF DIRECTORS
DIRECTOR NOMINEES

Director
Daryl G. Brewster has been a member of our Board of Directors since January 2011. Since 2021, Mr. Brewster has served as the Chief Executive Officer of Transformational CPG Acquisition Corp., a newly organized blank check company focused on effecting a potential transaction in the consumer packaged goods industry. Since 2013, Mr. Brewster has served as the Chief Executive Officer of CECP, a coalition of chief executive officers from over 200 large cap companies focused on driving sustainable business and improving communication with strategic investors. Since 2008, Mr. Brewster has also been the founder and chief executive officer of Brookside Management, LLC, a boutique consulting firm that provides C-level consulting and support to consumer companies and service providers to the industry. Mr. Brewster serves as an Operating Advisor to The Carlyle Group and previously served as a Management Advisor to MidOcean Partners. Mr. Brewster served as the Chief Executive Officer of Krispy Kreme Doughnuts, Inc. from March 2006 through January 2008. From 1996 to 2006, Mr. Brewster was a senior executive at Nabisco, Inc. and Kraft, Inc. (which acquired Nabisco in 2000), where he served in numerous senior executive roles, most recently as Group Vice President and President, Snacks, Biscuits and Cereal. Before joining Nabisco, Mr. Brewster served as Managing Director, Campbell’s Grocery Products Ltd.—UK, Vice-President, Campbell’s Global Strategy, and Business Director, Campbell’s U.S. Soup. Mr. Brewster serves on the boards of several middle-market growth companies, and previously served on the board of E*Trade Financial Services, Inc. Mr. Brewster provides the Board of Directors with experience in corporate leadership, public company operations, and an understanding of the pet and consumer packaged goods industries.

Director
Jacki S. Kelley has been a member of our Board of Directors since February 2019. Ms. Kelley has over 25 years of executive and senior leadership experience in the media and digital industries. Ms. Kelley currently serves as CEO/Americas at Dentsu, Inc., a role she has held since January 2020. Prior to her current role, Ms. Kelley spent five years at Bloomberg, first joining as Chief Operating Officer of Bloomberg Media in 2014 and then moving to Bloomberg LP in 2017 after being appointed Deputy Chief Operating Officer. Before joining Bloomberg, Ms. Kelley was the CEO, North America, and President of Global Clients for IPG Mediabrands as well as Global CEO, Universal McCann. Ms. Kelley was also a Vice President, Worldwide Strategy & Solutions, at Yahoo! and worked with USA Today for 18 years, leaving the company as a Senior Vice President. Ms. Kelley also serves on the board of directors of Comic Relief USA and is an Executive Board member of the Ad Council. Ms. Kelley was originally identified to the Board as a director candidate by Spencer Stuart, an executive and leadership search firm. Ms. Kelley provides the Board of Directors with corporate leadership and extensive senior management experience in media and marketing.

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CONTINUING DIRECTORS

Chairman of the Board and Director
Charles A. Norris has been a member of our Board of Directors and Chairman of the Board since October 2006. Mr. Norris served as a member of the board of directors of Primo Water Corporation from 2016 to April 2020 and previously served as the Chairman of Glacier Water Services Inc. from 2001 to 2016. Mr. Norris was previously a member of the board of directors of Advanced Engineering Management and MP Holdco LLC, and was Chairman of the Board of Day Runner from September 2001 to November 2003, when it was sold. Mr. Norris is the retired President of McKesson Water Products Company, a bottled water company and division of McKesson Corporation, where he served as President from 1990 until he retired in October 2000. From 1981 through 1989, Mr. Norris served as President of Deer Park Spring Water Company, which was a division of Nestlé USA, and then led an investor group that acquired the business in 1985 until it was sold to Clorox in 1987. Mr. Norris remained with Clorox through 1989 following their acquisition of Deer Park. From 1973 to 1985, Mr. Norris served in various operational executive positions with Nestlé in both Switzerland and the United States. Mr. Norris has been nominated to serve as Chairman of the Board of Directors of Transformational CPG Acquisition Corp., a newly organized blank check company focused on effecting a potential transaction in the consumer packaged goods industry. Mr. Norris provides the Board of Directors with extensive corporate leadership experience as well as a deep understanding of our business.

Director and CEO
William B. Cyr has been a member of our Board of Directors and our Chief Executive Officer since September 2016. Before assuming his role at Freshpet, Mr. Cyr served as President and Chief Executive Officer of Sunny Delight Beverages Co. (“SDBC”) from August 2004 to February 2016. Prior to joining SDBC, Mr. Cyr spent 19 years at Procter & Gamble, where he ultimately served as the Vice President and General Manager of the North American Juice Business and Global Nutritional Beverages. Mr. Cyr serves as a Board and Executive Committee Member of the Consumer Brands Association, a position he has held since 2002. Additionally, during his time as President and Chief Executive Officer of SDBC, Mr. Cyr was a member of the Board of Directors of American Beverage Association from 2007 until 2016 and on the Executive Committee from 2012 to 2016. Mr. Cyr holds an A.B. from Princeton University. Mr. Cyr provides the Board of Directors with knowledge of the daily affairs of the Company, expertise in the consumer products industry and extensive experience in corporate leadership.

Director
J. David Basto has been a member of our Board of Directors since December 2010. Mr. Basto is a Managing Director of The Carlyle Group, which he joined in 2015. Prior to joining The Carlyle Group, Mr. Basto was Founding Partner and Managing Director of Broad Sky Partners, from its formation in 2013 to 2015. Prior to co-founding Broad Sky Partners, Mr. Basto worked for MidOcean Partners from its inception in 2003 through 2013, most recently as Managing Director and co-head of MidOcean Partner’s consumer sector investing team. Prior to MidOcean Partners, Mr. Basto worked for DB Capital Partners and its predecessor BT Capital Partners from 1998 through 2003. Previously, Mr. Basto held positions with Juno Partners and Tucker Anthony Inc. Mr. Basto currently serves as chairman of the board of directors of PurposeBuilt Brands, Inc. Mr. Basto also serves on the board of directors of the parent entities of Manna Pro Products, Arctic Glacier, Inc., Every Man Jack and Hive Brands. Mr. Basto provides the Board of Directors with extensive core business and leadership skills as well as expertise in analyzing financial issues and insights into the consumer sector.

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Director
Olu Beck has been a member of our Board of Directors since October 2019. Since January 2013, Ms. Beck has been the Founder and Chief Executive Officer of The Beck Group NJ, a boutique strategic and management consulting firm. Ms. Beck also served as Chief Executive Officer and a member of the board of directors of Wholesome Sweeteners, Inc., a maker of consumer-packaged natural and organic sweeteners and snacks, from January 2016 to June 2018. Prior to that, Ms. Beck served as Head of Global & U.S. Marketing & Health and Wellness for Johnson and Johnson, Inc. from 2010 to 2012. Prior to Johnson and Johnson, Inc., Ms. Beck served in various executive leadership roles in Finance and Sales at Mars Incorporated from 1989 to 2009, including serving as Chief Financial Officer of Uncle Ben’s Rice. Ms. Beck also serves on the board of directors and audit committees of Hostess Brands, Inc. and Denny’s Inc. Ms. Beck has more than 25 years of experience in portfolio business management and general management, including direct experience in transformational and strategic growth—both organically and through mergers and acquisition. Ms. Beck provides the Board of Directors with diversified, cross-functional and global experience, extensive board and management experience in the consumer packaged goods industry and insights into leading practices in executive compensation, corporate governance and audit.

Director
Lawrence S. Coben, Ph.D. has been a member of our Board of Directors since November 2014. Dr. Coben has served as Chairman of the Board of NRG Energy since February 2017 and has been a director of NRG since December 2003. Dr. Coben was Chairman and Chief Executive Officer of Tremisis Energy Corporation LLC from 2003 to December 2017. Dr. Coben was Chairman and Chief Executive Officer of Tremisis Energy Acquisition Corporation II, a publicly held company, from July 2007 through March 2009 and of Tremisis Energy Acquisition Corporation from February 2004 to May 2006. From January 2001 to January 2004, Dr. Coben was a Senior Principal of Sunrise Capital Partners L.P., a private equity firm. From 1997 to January 2001, Dr. Coben was an independent consultant. From 1994 to 1996, Dr. Coben was Chief Executive Officer of Bolivian Power Company. Dr. Coben served on the advisory board of Morgan Stanley Infrastructure II, L.P. from September 2014 through December 2016. Dr. Coben is also Executive Director of the Escala Initiative (formerly the Sustainable Preservation Initiative) , a non-profit organization that provides entrepreneurs from economically disadvantaged backgrounds training and additional resources, and a Consulting Scholar at the University of Pennsylvania Museum of Archaeology and Anthropology. Besides Dr. Coben's significant managerial, strategic, and financial expertise, Dr. Coben provides the Board of Directors through his non-profit work and extensive experience in the energy industry with valuable experience relating to social responsibility and environmental issues.

Director
Walter N. George, III has been a member of our Board of Directors since November 2014. Mr. George is the President of G3 Consulting, LLC, a boutique advisory firm specializing in value creation in small and mid-market consumer products companies, a company he founded in 2013. Mr. George served as President of the American Italian Pasta Company and Corporate Vice President of Ralcorp Holdings from 2010 until its sale to Conagra Foods in 2013. Mr. George served as Chief Operating Officer at American Italian Pasta Company from 2008 to 2010. From 2001 to 2008, Mr. George served in other executive roles with American Italian Pasta Company, including Senior Vice President—Supply Chain and Logistics and Executive Vice President—Operations and Supply Chain. From 1988 through 2001, Mr. George held a number of senior operating positions with Hill’s Pet Nutrition, a subsidiary of Colgate Palmolive Company, most recently as Vice President of Supply Chain. Mr. George currently serves on the boards of Old World Spice and Seasonings and Vision Bank. Mr. George is non-executive chairman of the board of Indigo Wild, LLC. Mr. George provides the Board of Directors with operations expertise, consumer products and pet food industry expertise and public company experience.

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Director
Leta D. Priest has been a member of our Board of Directors since September 2018. Ms. Priest has over 30 years of executive and senior leadership experience in the retail and consumer packaged goods industries. Ms. Priest was a key leader in food for Walmart from May 2003 to November 2015 during Walmart’s expansion of grocery, including having served as Senior Vice President and General Merchandising Manager, Fresh Food from 2009 to 2015. Ms. Priest also served as Senior Vice President, General Merchandising Manager in other key areas of food for Walmart from January 2007 through 2015. Ms. Priest began her career with Walmart as Vice President of Food Development. Ms. Priest joined Walmart from Safeway, where she served as Vice President Corporate Brands, North America from January 1998 to April 2003. Prior to her time at Safeway, Ms. Priest had 11 years of consumer products experience in senior leadership roles across brand management and product development with The Torbitt & Castleman Company and Dole Food Company. Ms. Priest serves as a director on the following boards: Gehl Foods since November 2019 and Milo’s Tea Company since April 2018. In 2017, Ms. Priest completed seven years as a director on the Board of Feeding America. Ms. Priest provides the Board of Directors with corporate leadership, public company experience and extensive senior management experience in the retail and consumer packaged goods industries.

Director
Craig D. Steeneck has been a member of our Board of Directors since November 2014. Mr. Steeneck served as the Executive Vice President and Chief Financial Officer of Pinnacle Foods Inc. from July 2007 to January 2019, where he oversaw the company’s financial operations, treasury, tax, investor relations, corporate development and information technology and was an integral part of the integration team for several of its acquisitions. From June 2005 to July 2007, Mr. Steeneck served as Executive Vice President, Supply Chain Finance and IT of Pinnacle Foods, helping to redesign the supply chain to generate savings and improve financial performance. Pinnacle Foods was acquired by Conagra Brands in October 2018. From April 2003 to June 2005, Mr. Steeneck served as Executive Vice President, Chief Financial Officer and Chief Administrative Officer of Cendant Timeshare Resort Group (now Wyndham Destinations, Inc.), playing key roles in wide-scale organization of internal processes and staff management. From March 2001 to April 2003, Mr. Steeneck served as Executive Vice President and Chief Financial Officer of Resorts Condominiums International (now Wyndham Destinations, Inc.). From October 1999 to February 2001, Mr. Steeneck was the Chief Financial Officer of International Home Foods Inc. Mr. Steeneck has served as a board member and Chairman of the Audit Committee of Hostess Brands, Inc. since November 2016 and as lead independent director from January 2019 to December 2019. Mr. Steeneck has served as a board member of Collier Creek Holdings (now Utz Brands, Inc.) since November 2018, where he is Chairman of the Audit Committee and member of the Compensation Committee. Mr. Steeneck served on the Board of Directors of Kind, Inc. from May 2019 to July 2020. Mr. Steeneck provides the Board of Directors with extensive management experience in the consumer-packaged goods industry as well as accounting and financial expertise.

Stock Ownership Guidelines for Non-Employee Directors
Stock ownership guidelines are in place for our non-employee directors to encourage significant ownership of our common stock by our non-employee directors and to further align the personal interests of our non-employee directors with the interests of the Company’s stockholders. Non-employee directors are expected to own common stock valued at an amount at least three times the cash retainer, as calculated for each calendar year on the first trading day of each calendar year.
Family Relationships
There are no family relationships among any of our directors and executive officers.
Corporate Governance, Board Structure and Director Independence
Our Board of Directors consists of 10 members and is currently divided into three classes with staggered three-year terms. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The authorized number of directors may

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be changed by resolution of the Board of Directors. Vacancies on the Board of Directors can be filled by resolution of the Board of Directors. Mr. Norris serves as the Chairman of our Board of Directors. We believe that each of the members of our Board of Directors, except Mr. Cyr, is independent consistent with the Nasdaq rules. Mr. Brewster and Ms. Kelley are the Class I directors, and their terms will expire at the Annual Meeting, unless reelected by stockholders. Mr. Basto, Mr. George, Mr. Steeneck and Dr. Coben are the Class II directors, and their terms will expire in 2022. Mr. Norris, Ms. Priest, Ms. Beck and Mr. Cyr are the Class III directors, and their terms will expire in 2023. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control. If the Declassification Proposal is approved by our stockholders at our Annual Meeting, our Board will be fully declassified by 2025. See “—Commitment to Good Corporate Governance” and “Proposals—Proposal IV” for additional information.
Our Board of Directors met seven times during 2020. Under the Company’s corporate governance guidelines, Board members are expected to attend all meetings of the Board and committees on which they serve. Each director serving on the Board in 2020 attended at least 75% of the total meetings of the Board and of Committees on which he or she served during the time he or she was on the Board in 2020. All of the members of our Board of Directors serving at the time attended our 2020 annual stockholders’ meeting. Our corporate governance guidelines are available on our corporate website at www.freshpet.com. Our website is not part of this Proxy Statement.
Board Committees
Our Board of Directors has three standing committees: an Audit Committee; a Nominating and Corporate Governance Committee; and a Compensation Committee. Each committee reports to the Board of Directors as they deem appropriate, and as the Board of Directors may request. The composition, duties and responsibilities of these committees are set forth below. In the future, our Board of Directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.
Audit Committee
The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm their independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of their audit and the audit fee; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm, including taking into consideration whether the independent auditor’s provision of any non-audit services to us is compatible with maintaining the independent auditor’s independence; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual consolidated financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; (8) reviewing and approving related person transactions; (9) annually reviewing the Audit Committee charter and the committee’s performance; and (10) handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.
Our Audit Committee consists of Mr. Steeneck (chair), Mr. Basto and Ms. Beck. Our Board of Directors has affirmatively determined that Mr. Steeneck, Mr. Basto and Ms. Beck meet the definition of “independent directors” for purposes of serving on an Audit Committee under applicable SEC and Nasdaq rules. In addition, Mr. Steeneck qualifies as our “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K. The Audit Committee met four times during 2020.
Our Board of Directors adopted a written charter for the Audit Committee, which is available on our corporate website at www.freshpet.com. Our website is not part of this Proxy Statement.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board of Directors criteria for identifying and evaluating candidates for directorships and making recommendations to the Board of Directors regarding candidates for election or re-election to the Board of Directors at each annual stockholders’ meeting. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance guidelines and reporting and making recommendations to the Board of Directors concerning corporate governance matters. The Nominating and Corporate Governance Committee is also responsible for making recommendations to the Board of Directors concerning the structure, composition and function of the Board of Directors and its committees.

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In considering director nominees, the Nominating and Corporate Governance Committee considers a number of factors, including:
1	the independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;
2	the business or other relevant experience, skills and knowledge that the individual may have that will enable him or her to provide effective oversight of the Company’s business;
3	the fit of the individual’s skill set and personality with those of the other Board members so as to build a Board that works together effectively and constructively; and
4
the individual’s ability to devote sufficient time to carry out his or her responsibilities as a director in light of his or her occupation and the number of boards of directors of other public companies on which he or she serves.

When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee will consider advice and recommendations from stockholders, management and others as it deems appropriate. Although we do not have a formal policy regarding Board diversity, when evaluating candidates for nomination as a director, the Nominating and Corporate Governance Committee does consider diversity in its many forms, including among others, experience, skills, ethnicity, race and gender. We believe a diverse Board, as so defined, provides for different points of view and robust debate and enhances the effectiveness of the Board. Upon identifying a potential nominee, members of the Nominating and Corporate Governance Committee will interview the candidate, and based upon that interview, reference checks and committee discussions, make a recommendation to the Board.
The Nominating and Corporate Governance Committee evaluates director candidates recommended by a stockholder according to the same criteria as a candidate identified by the Nominating and Corporate Governance Committee. To date, the Company has not received a recommendation for a director candidate from our stockholders.
Stockholders may recommend candidates at any time, but to be considered by the Nominating and Corporate Governance Committee for inclusion in the Company’s proxy statement for the 2022 annual meeting of stockholders, recommendations must be submitted to the attention of the Chairman of the Nominating and Corporate Governance Committee not earlier than the close of business on May 26, 2022 nor later than the close of business on June 25, 2022 (assuming the Company does not change the date of the 2022 annual meeting of stockholders by more than 30 days before or 70 days after the anniversary of the 2021 Annual Meeting). A stockholder recommendation must contain:
1	the candidate’s name, a detailed biography outlining the candidate’s relevant background, professional and business experience and other significant accomplishments;
2	an acknowledgment from the candidate that he or she would be willing to serve on the Board, if elected;
3	a statement by the stockholder outlining the reasons why this candidate’s skills, experience and background would make a valuable contribution to the Board; and
4
a minimum of two references from individuals that have either worked with the candidate, served on a board of directors or board of trustees with the candidate, or can otherwise provide relevant perspective on the candidate’s capabilities as a potential Board member.

Stockholder submissions recommending director candidates for consideration must be sent to the Company’s corporate offices, located at 400 Plaza Drive, 1st Floor, Secaucus, NJ 07094, Attention: Corporate Secretary.
Our Nominating and Corporate Governance Committee consists of Mr. George (Chair), Dr. Coben and Ms. Kelley. Our Board of Directors has affirmatively determined that Mr. George, Dr. Coben and Ms. Kelley meet the definition of “independent directors” for purposes of serving on a Nominating and Corporate Governance Committee under applicable SEC and Nasdaq rules. Our Nominating and Corporate Governance Committee met four times during 2020.
Our Board of Directors adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at www.freshpet.com. Our website is not part of this Proxy Statement.

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Compensation Committee
The Compensation Committee is responsible for, among other matters: (1) reviewing key employee compensation goals, policies, plans and programs; (2) reviewing and approving the compensation of our directors, Chief Executive Officer and other executive officers; (3) reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and (4) administering our stock plans and other incentive compensation plans. The Compensation Committee may delegate its responsibilities to a subcommittee formed by the Compensation Committee. The Compensation Committee, in its sole discretion, may also engage legal, accounting, or other consultants or experts, including compensation consultants, to assist in carrying out its responsibilities.
Our Compensation Committee consists of Mr. Brewster (Chair), Ms. Beck and Ms. Priest. Our Board of Directors has affirmatively determined that Mr. Brewster, Ms. Beck and Ms. Priest meet the definition of “independent directors” for purposes of serving on a Compensation Committee under applicable SEC and Nasdaq rules. Our Compensation Committee met seven times during 2020. Mr. King served on the Compensation Committee until his resignation from the Board in September 2020, and Ms. Kelley served on the Compensation Committee until June 2021.
Our Board of Directors adopted a written charter for the Compensation Committee, which is available on our corporate website at www.freshpet.com. Our website is not part of this Proxy Statement.
Risk Oversight
Our Board of Directors is responsible for overseeing our risk management process. The Board of Directors focuses on our general risk management strategy and the most significant risks facing us and ensures that appropriate risk mitigation strategies are implemented by management. The Board of Directors is also apprised of risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures and our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage unnecessary risk-taking. In addition, our Audit Committee oversees the performance of our internal audit function and considers and approves or disapproves any related-party transactions.
Our management is responsible for day-to-day risk management. This oversight includes identifying, evaluating and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels.
Leadership Structure of the Board of Directors
The positions of Chairman of the Board and Chief Executive Officer are presently separated. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board to lead the Board of Directors in its fundamental role of providing advice to and independent oversight of management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman. While our Bylaws and corporate governance guidelines do not require that our Chairman and Chief Executive Officer positions be separate, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.
Compensation Committee Interlocks and Insider Participation
None of the members of the Compensation Committee is or has been an executive officer or employee of the Company, nor did they have any relationships requiring disclosure by the Company under Item 404 of Regulation S-K. During 2020, none of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as one of our directors or a member of the Compensation Committee.

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Code of Ethics
We adopted a written General Code of Ethics (“General Code”) which applies to all of our directors, officers and other employees, including our principal executive officer, principal financial officer and controller. In addition, we adopted a written Code of Ethics for Executive Officers and Principal Accounting Personnel (“Code of Ethics”), which applies to our principal executive officer, principal financial officer, controller and other designated members of our management. Copies of each code are available on our corporate website at www.freshpet.com. The information contained on our website does not constitute a part of this Proxy Statement. We will provide any person, without charge, upon request, a copy of our General Code or Code of Ethics. Such requests should be made in writing to the attention of our Corporate Secretary at the following address: Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, New Jersey 07094.
Communications to the Board of Directors
Stockholders and other interested parties may contact any member (or all members) of the Board by U.S. mail. Such correspondence should be sent c/o Corporate Secretary, Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, New Jersey 07094.
All communications received as set forth in the preceding paragraph will be opened by the Corporate Secretary for the sole purpose of determining whether the contents represent a message to the Company’s directors. The Corporate Secretary will forward copies of all correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the Board or its committees or that he or she otherwise determines requires the attention of any member, group or committee of the Board.
Executive Officers
Set forth below is the name, age (as of August 13, 2021), position and a description of the business experience of each of our executive officers (business experience for Mr. Cyr, who is both a director and executive officer, can be found in the section entitled “—Board of Directors”).
NAME	AGE	POSITION(S)
William B. Cyr	58	Director and Chief Executive Officer
Scott Morris	52	President and Chief Operating Officer
Heather Pomerantz	47	Chief Financial Officer
Stephen L. Weise*	62	Executive Vice President, Manufacturing & Supply Chain
Stephen Macchiaverna	63	Executive Vice President, Secretary and Treasurer
Cathal Walsh	49	Senior Vice President, Managing Director of Europe
Thembeka “Thembi” Machaba	43	Senior Vice President, Human Resources
Ivan Garcia	36	Vice President, Controller
*	On August 1, 2021, Stephen Weise began transitioning from his role as the Company’s Executive Vice President of Manufacturing & Supply Chain in anticipation of his retirement at the end of 2022.
Background of Executive Officers
President, Chief Operating Officer & Co-Founder
Scott Morris is a co-founder of Freshpet and has served as our Chief Operating Officer since July 2015 and President since March 2016. Mr. Morris served as our Chief Marketing Officer from January 2014 to July 2015 and Senior Vice President of Sales and Marketing from 2010 to 2013. Mr. Morris is involved in all aspects of Company development and focuses his time helping to build the team, cultural values and innovative approach that has led the Company to success. Prior to joining Freshpet, Mr. Morris was Vice President of Marketing at The Meow Mix Company from 2002 to 2006. Previously, Mr. Morris worked at Nestlé Purina from 1990 to 2002, holding various leadership positions in Sales and Marketing. Mr. Morris also works as an advisor and investor in several small consumer packaged goods companies with strong social missions and a focus to improve food and the world. Additionally, in 2020, Mr. Morris co-founded Hive Brands, an e-commerce marketplace that curates sustainable food and household goods brands.

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Chief Financial Officer
Heather Pomerantz has served as Chief Financial Officer since October 2020. Ms. Pomerantz previously served as our Executive Vice President of Finance from January 2020 to October 2020. Prior to joining Freshpet, from March 2019 to December 2019, Ms. Pomerantz served as the Vice President of Finance for North America for The Nature’s Bounty Co. Prior to joining The Nature’s Bounty Co., Ms. Pomerantz served in various finance and accounting roles at Unilever from June 2001 to February 2019, concluding as Vice President of North America Transformation. Prior to joining Unilever, Ms. Pomerantz worked as a consultant at PricewaterhouseCoopers LLP, where she had responsibilities for ERP implementations. Ms. Pomerantz has over twenty years of oversight and leadership experience in finance and systems roles in the consumer packaged goods industry.
EVP, Manufacturing & Supply Chain
Stephen L. Weise has served as EVP of Manufacturing & Supply Chain, previously titled Executive Vice President of Operations, since July 2015. Mr. Weise has over 25 years of experience in the manufacturing and distribution of consumer products. Prior to joining Freshpet, from June 2013 to July 2015, Mr. Weise was an Account Manager at TBM Consulting, a consulting firm that specialized in operational excellence and lean manufacturing. From 2003 to February 2013, Mr. Weise held the role of COO at the Arthur Wells Group, a 3PL specializing in consumer products and temperature-controlled distribution. Prior to that, from 2002 to 2003, Mr. Weise served as the SVP of Operations for the B. Manischewitz Company, a specialty food manufacturer. From 2000 to 2002, Mr. Weise served as Chief Operating Officer at the Eight in One Pet Products Company, from 1995 to 2000 as VP of Manufacturing at Chock Full O’ Nuts, and from 1986 to 1995 in various positions at Kraft Foods.
EVP, Secretary & Treasurer
Stephen Macchiaverna has served as Executive Vice President, Secretary and Treasurer since September 2020. Prior to that time, Mr. Macchiaverna served as Senior Vice President, Controller & Secretary, from October 2006. Prior to joining Freshpet, Mr. Macchiaverna was the Controller for The Meow Mix Company from its inception in 2002 through its sale and transition to Del Monte Foods in 2006. From 1999 to 2001, Mr. Macchiaverna was the Vice President of Finance and Treasurer of Virgin Drinks USA, Inc. Mr. Macchiaverna began his consumer-packaged goods career with First Brands Corporation, where he worked from 1986 to 1999, most recently as Divisional Controller for all domestic subsidiaries. Mr. Macchiaverna has over 30 years’ experience in consumer-packaged goods financial management.
Co-Founder, SVP and Managing Director of Europe
Cathal Walsh is a co-founder of Freshpet and has served as Senior Vice President, Managing Director of Europe, previously titled Senior Vice President of Cooler Operations, since January 2011 and previously served as our Chief Operating Officer from October 2006 to January 2011. Prior to joining Freshpet, Mr. Walsh was Zone Marketing Manager at Nestlé Worldwide from 2000 to 2005 and was Marketing Manager at Nestlé Pet Care from 1996 to 2000. Mr. Walsh has over 25 years’ experience in packaged goods marketing, sales and management, including in international food markets.
SVP, Human Resources
Thembeka “Thembi” Machaba joined Freshpet in August 2020 as SVP of Human Resources. Ms. Machaba has over 20 years’ experience in the Manufacturing, Food & Beverage industries. Prior to joining Freshpet, Ms. Machaba was a Vice President of Global Human Resources and Organization Development at Molson Coors from January 2019 to August 2020 and Senior Director of Global Human Resources from October 2016 to December 2018. Ms. Machaba held various roles within Human Resources at MillerCoors, the North American Business unit of Molson Coors, from August 2012 to October 2016. Prior to moving to the United States, Ms. Machaba served in a number of senior Human Resource roles in SABMiller, a global brewing company in South Africa, from 2003 to 2011. Prior to joining SABMiller, Ms. Machaba worked in a training role at AFROX, a chemical manufacturing company in South Africa. Prior to that, Ms. Machaba worked at Unilever SA in various Human Resources roles.
VP of Finance, Controller
Ivan Garcia has served as Vice President of Finance since April 2017 and Controller since September 2020, having previously served as Director of Financial Reporting and Budgeting from June 2015 to March 2017 and Manager of Financial Reporting from February 2014 to May 2015. Prior to joining Freshpet, Mr. Garcia held progressive roles at KPMG LLP, including Manager of Audit, from September 2007 to January 2014, where he served both public and private clients mainly in the consumer and industrial market segments.

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Stock Ownership Guidelines
Stock ownership guidelines (or Guidelines) are in place for our senior executive officers (or Covered Persons)—including our NEOs—to encourage significant ownership of our common stock by our senior executives and to further align the personal interests of our senior executives with the interests of our stockholders. The Guidelines require (i) our CEO to own common stock valued at four times annual base pay, (ii) our NEOs, other than our CEO, to own common stock valued at three times annual base pay, and (iii) our other senior executive officers to own common stock valued at up to two times annual base pay, based on seniority.
Covered Persons are required to achieve their respective levels of stock ownership within the later of five years of the date they enter the listed positions or the date the Guidelines were adopted. If a Covered Person is not in compliance with the Guidelines, the Covered Person will be required to retain at least 50% of the Covered Person’s vested stock options and vested stock units granted pursuant to a stock incentive plan of the Company. If the Covered Person falls below the Guidelines solely as a result of a decline in the value of our common stock, the Covered Person will have a period of 12 months within which to increase such Covered Person’s stock ownership to meet the Guidelines. Notwithstanding the terms of the Guidelines, Covered Persons may sell or otherwise dispose of shares of our common stock to (a) pay the exercise price of Company stock options in a net-share stock option transaction; and (b) satisfy any applicable tax withholding obligations due in connection with the exercise of options or the vesting or payment of any restricted stock units. If the Guidelines place a hardship on a Covered Person, the Compensation Committee is empowered to develop an alternative stock ownership guideline for a Covered Person that reflects both the intention of the Guidelines and the personal circumstances of the Covered Person.

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freshpet
SELECT
fresh from the kitchen
HOME COOKED CHICKEN RECIPE
WITH ANTIOXIDANT-RICH CRANBERRIES & GARDEN VEGETABLES
Natural with added vitamins & minerals
MADE IN THE USA
REAL FOOD FRESH FROM THE FRIDGE
NET WT 1.75 LB (794 g)
KEEP REFRIGERATED

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION | 38
INTRODUCTION
This CD&A describes the material elements of compensation awarded to, earned by, or paid to each of our named executive officers (or NEOs). This CD&A also describes Freshpet’s philosophy behind and objectives for executive compensation, as well as the manner in which the Company awards, and our NEOs earn, such compensation. Finally, this CD&A is intended to supplement the data presented in the Summary Compensation Table and other compensation tables that follow the CD&A.
The following table lists our NEOs for 2020, which is the group consisting of each individual who served as our Chief Executive Officer or Chief Financial Officer during 2020, and our three other most highly compensated executive officers who were serving as executive officers on December 31, 2020.
NAME	PRINCIPAL POSITION
William B. Cyr	Chief Executive Officer
Scott Morris	President and Chief Operating Officer
Heather Pomerantz	Chief Financial Officer
Stephen L. Weise*	Executive Vice President, Manufacturing & Supply Chain
Cathal Walsh	Senior Vice President, Managing Director of Europe
Richard Kassar**	Vice Chairman, formerly Chief Financial Officer
*	Please see below for information about Mr. Weise transitioning from his role as Executive Vice President of Manufacturing & Supply Chain .
**
Mr. Kassar stepped down from his role as Chief Financial Officer and began an advisory role as Vice Chairman on September 30, 2020. Heather Pomerantz was appointed as our Chief Financial Officer effective October 1, 2020.

LEADERSHIP CHANGES
Heather Pomerantz, previously Executive Vice President of Finance, became the Chief Financial Officer in October 2020 and Richard Kassar, previously Chief Financial Officer, began an advisory role as Vice Chairman at that time. Additionally, the Company announced two significant new hires in 2020: Thembi Machaba joined Freshpet in August 2020 as Senior Vice President of Human Resources, and Ricardo Moreno joined the Company as Vice President of Manufacturing in December 2020.
On August 1, 2021, Stephen Weise began transitioning from his role as the Company’s Executive Vice President of Manufacturing & Supply Chain in anticipation of his retirement at the end of 2022. Consistent with the scope of his responsibilities, his annual compensation will remain the same for the balance of 2021 and will be reduced to 50% of his current annual compensation beginning in 2022 to reflect the narrowed scope of his responsibilities. Mr. Weise’s equity compensation will remain unchanged until the effective date of his retirement, and he will be eligible to participate in all of the Company’s benefit plans.
COMPENSATION PHILOSOPHY AND OBJECTIVES
Our philosophy is to align our executive compensation with the interests of our stockholders by basing our more fundamental compensation decisions on financial objectives that our Board of Directors (or Board) believes have a significant impact on long-term stockholder value. An important goal of our executive compensation program is to help ensure that we hire and retain talented and experienced executives who are motivated to achieve or exceed our short-term and long-term corporate goals. Our executive compensation program is designed to reinforce a strong pay-for-performance orientation and to serve the following purposes:
•	to reward our NEOs for sustained financial and operating performance and strong leadership;
•	to align our NEOs’ interests with the interests of our stockholders; and
•	to encourage our successful NEOs to remain with us for the long-term.
Underpinning our compensation philosophy is the belief that Freshpet is a growth company with the potential to have a significant impact on the pet food industry. Achieving that potential should result in value creation for our stockholders. Thus, we believe that management’s incentives, our annual goals, and our longer-term goals set by the Company’s Compensation Committee (or Compensation Committee) and the Board should reflect that growth orientation.

EXECUTIVE COMPENSATION | 39
COMPENSATION STRATEGY
The Compensation Committee has numerous tools at its disposal to help Freshpet accomplish its short and long-term performance goals. The Compensation Committee generally chooses to utilize those tools as follows in its administration and oversight of our executive compensation program.
The Compensation Committee selects a peer group for compensation comparison purposes that includes a blend of comparably-sized companies in similar industries, including pet-related companies—our most likely sources of talent to support our growth. But the Compensation Committee also deliberately adds companies experiencing significant growth to help ensure that our compensation practices are competitive with—and relevant to—the circumstances found in growth-oriented companies so that they contribute to the growth potential of Freshpet. The Company considers peer group data for overall compensation and for specific elements of compensation.
Significant Portion of Compensation as Equity
We award a significant portion of executive compensation as equity as we believe this is an effective way to help management focus on our long-term goals while also aligning stockholder and management interests. A meaningful portion of our executive compensation consists of stock options, which awards have no value to the recipient unless our stock price rises. Additionally, supplemental awards within the broader organization are rarely paid in cash but instead consist of equity awards. Finally, in 2020, we again decided to include all employees Company-wide in our equity compensation program, including hourly employees, in order to better foster an ownership mentality and drive long-term growth. For each grant, the vesting requirement is typically at least three years or tied to a specific, long-term achievement.
Long-Term Goal Setting
We set a four-year growth goal for management in 2016 and have issued significant equity awards to our most senior managers tied to that goal. For our CEO, Mr. Cyr, his 2016 award of stock options replaced subsequent annual awards in order to emphasize the importance of achieving our long-term growth goals. Messrs. Kassar, Morris and Weise also received stock options with the same objectives in 2016 to help ensure alignment amongst our leadership team with the Company’s long-term goals. Additionally, our COO, Mr. Morris, was granted a significant number of stock options in 2017 (replacing subsequent annual grants) to drive similar behavior. Further, the Board has continually reinforced to management its belief in driving long-term growth via annual goals that are set. The Board has encouraged management to make prudent, near-term investments—even at the expense of near-term earnings—to better drive long-term growth and to enable Freshpet to satisfy our overarching goal of long-term growth.
In 2020, upon the conclusion of the performance period for the 2016 multi-year grants, the Company set new long-term goals and issued significant multi-year grants to the current leadership and the leading candidates to be the next generation of leadership within the Company. In total, eight individuals (including two women and two leaders who identify as minorities) were included in the program. The program included aggressive growth goals, and the Company believes that delivery of those goals would generate significant long-term value creation for the Company and its investors. For the NEOs, the equity grants are 75% performance-based (with 50% of such performance-based options vesting based on achieving certain Adjusted EBITDA performance-based conditions and 50% of such performance-based options vesting based on net sales performance-based conditions) and 25% time-based (with vesting occurring in equal annual installments over a four year period) and replace all annual grants for the next four years for those individuals. Our experience with the 2016 program and the results it delivered would indicate that this approach will focus and align management on the greatest long-term value creation.
Encouraging Teamwork
We strongly believe that teamwork among our workforce is essential to help us achieve our long-term growth potential. Thus, all bonus-eligible employees—including our NEOs—are compensated using the same bonus formula. Each employee earns the same percentage of his or her target award each year, assuming there are no outstanding, individual performance issues. We believe that this creates an “all-for-one and one-for-all” mentality within Freshpet that allows individual employees to make the right choices for the Company without regard to their impact on the achievement of less important functional or personal goals. Additionally, Mr. Cyr, at his own recommendation, has chosen to forego salary increases and instead has reallocated those dollars within his leadership team to reinforce his commitment to our teams and to recognize the strong performance of his colleagues. For 2021, Mr. Cyr specifically allocated his base salary increase to three leaders who were most responsible for protecting the safety of our team during the COVID pandemic.

EXECUTIVE COMPENSATION | 40
Incenting Sales Growth
We set what we believe to be aggressive net sales growth targets for management each year and our annual incentive plan formula places equal value—both weighting (50%) and economic value ($ at risk)—on the achievement of those net sales growth targets versus profitability goals. This helps to ensure that our management seeks to drive sales growth in concert with profit growth.
Demanding Quality
We believe that no factor is more important to our long-term success than the quality of the products that we produce every day. As such, every manufacturing employee is incentivized each quarter for the achievement of a set of goals, many of which are either directly or indirectly connected to the production of outstanding pet foods that meet our high-quality standards. The Board also regularly reviews the Company’s performance against its quality targets.
HOW ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM ARE RELATED TO EACH OTHER
The various components of our compensation program are related but distinct and are designed to emphasize “pay for performance,” with a significant portion of total compensation reflecting a risk aspect tied to our long-term and short-term financial and strategic goals. Our compensation philosophy is designed to foster entrepreneurship at all levels of the organization and is focused on employee value and retention by making long-term, equity-based incentive opportunities a substantial component of our executive compensation. The appropriate level for each compensation component is based in part, but not exclusively, on internal equity and consistency, experience, and responsibilities, and other relevant considerations such as rewarding extraordinary performance. The Compensation Committee has not adopted any formal or informal policies or guidelines for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.
BUSINESS HIGHLIGHTS AND FISCAL 2020 OVERVIEW
While fiscal year 2020 has been uniquely challenging to businesses around the globe, including Freshpet, the Board and management team focused on responding decisively to manage the business impacts of the pandemic while maintaining our philosophy of pay-for-performance in the midst of significant and unprecedented challenges. As a result, the Company delivered its strongest year of net sales growth since 2015 despite the numerous challenges presented by the COVID pandemic.
EVENT/TOPIC	IMPACT/RESPONSE
COVID-19 Pandemic
We experienced increased demand and lower media costs.

Despite lockdowns and labor challenges, the Company completed construction and commenced the operations of Freshpet Kitchens 2.0 at our Freshpet Kitchens in Bethlehem, Pennsylvania, the Company’s largest completed capital project.

We strived to keep our employees safe to ensure their health and well-being and so that the Company could fulfill its responsibilities to customers and consumers who depend on a steady supply of Freshpet.

2020 Company Performance
Net sales increased 30% for the year ended 2020, our highest annual growth for net sales in 5 years.

Household penetration of Freshpet increased 24%, and the buying rate of the brand increased 7%, in each case, compared to the prior fiscal year.

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EVENT/TOPIC	IMPACT/RESPONSE
Pay Governance & Philosophy
We have tied our executive compensation plans to strategic and financial objectives of Freshpet’s long-term strategy and shareholder value creation.

A significant portion of the pay for our NEOs is at-risk in both short- and long-term incentives, with a greater emphasis on payout conditions directly tied to achievement of aggressive objectives of the Feed the Growth strategy. Please see “—Annual Incentive Awards” and —Long-Term Equity Compensation” for further details.

Our shareholders annually vote on Say-on-Pay, helping to show a proven track record of investor support of executive compensation plans. Please see “Proposals—Proposal III” for more information.

We have a disciplined approach compared to historical CEO pay levels despite total shareholder outperformance compared to peer companies. Please see “Pay-For-Performance Alignment” for further details.

We have implemented a pay governance framework that we believe promotes long-term shareholder interests. Please see “—Long-Term Equity Compensation” for further details.

Long-Term Incentivization to Maximize Shareholder Value
Our stock options generally contain a time-based vesting feature to promote executive retention and align the interests of our executive officers with our stockholders. Please see “—Long-Term Equity Compensation” for further details.

2020 NEO Pay
In 2020, we paid annual incentive awards to our NEOs totaling approximately $1.3 million in the aggregate. In 2020, we also made multi-year grants of stock options under our 2014 Plan to our NEOs with a grant date fair value, assuming the highest level of performance, of approximately $56 million in the aggregate, with 75% of those options being performance-based grants (with 50% of such performance-based options vesting based on achieving certain Adjusted EBITDA performance-based conditions and 50% of such performance-based options vesting based on net sales performance-based conditions) and 25% being time-based grants (with vesting occurring in equal annual installments over a four year period). Please see “—Executive Compensation Tables—Summary Compensation Table” for further details.

Why you should support the Say-on-Pay Proposal
In 2020, Freshpet adapted to the COVID-19 pandemic to achieve a record year of growth in net sales.

Our Compensation Committee’s long-term focused executive compensation plan directly incentivized management to deliver outstanding shareholder returns over both short- and long-term time horizons. For example, our stock price improved from $10.15 on December 30, 2016 to $134.69 on August 10, 2021.
We are committed to incentive programs that motivate and retain a high-quality management team to focus on Freshpet’s strategy execution.

Our 2020 incentive plans are aligned with Company performance and achievement of strategic goals over the long-term.

Freshpet’s strong pay-for-performance alignment as well as past Say-on-Pay support from shareholders demonstrate the discipline of the Company’s executive compensation program that we believe is directly tied to shareholder value creation.

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PAY-FOR-PERFORMANCE ALIGNMENT
The following graph provides a three-year realizable pay-for-performance overview for our CEO, beginning with December 31, 2017 and ending with December 31, 2020. As illustrated below, the Compensation Committee has maintained our CEO’s compensation below the median of the competitive market despite top total shareholder return (“TSR”) outperformance.

3-Year Cumulative Realizable Pay Percentile Rank
100%
75%
50%
25%
0%
0%
25%
50%
75%
100%
BYND
MED
NATR
TWNK
SMPL
TR
PETQ
JBSS
PETS
FRPT
LNDC
NAII
FARM
BRID

3-Year TSR Performance Percentile Rank(1)
(Annualized TSR with period ending 12/31/2020)
(1)
Please see “—Peer Group” for our list of peers and their corresponding exchange ticker symbols. Craft Brew Alliance, Inc. is excluded from the above chart as it was purchased by Anheuser-Busch InBev in late 2020.

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The following graph compares our total common stock return with the total return for (i) the NASDAQ Composite Index (the “NASDAQ Composite”) and (ii) the Russell 3000 Index (the “Russell 3000”) for the five year period ended December 31, 2020. The graph assumes that $100 was invested on December 31, 2015, in each of our common stock, the NASDAQ Composite and the Russell 3000.

Comparison of Cumulative Return

Freshpet Inc., NASDAQ Composite, Russell 3000 Index

$1,700.00
$1,650.00
$1,600.00
$1,550.00
$1,500.00
$1,450.00
$1,400.00
$1,350.00
$1,300.00
$1,250.00
$1,200.00
$1,150.00
$1,100.00
$1,050.00
$1,000.00
$950.00
$900.00
$850.00
$800.00
$750.00
$700.00
$650.00
$600.00
$550.00
$500.00
$450.00
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
Freshpet, Inc.
NASDAQ Composite
Russell 3000
12/31/2015
12/31/2016
12/31/2017
12/31/2018
12/31/2019
12/31/2020

As shown above, Freshpet’s total common stock return for the 5-year period ended December 31, 2020 has significantly outpaced the total return for the NASDAQ Composite and the Russell 3000 indices over the same period. The comparisons in the graph are not intended to forecast or be indicative of possible future performance of our common stock.
The Compensation Committee believes that its disciplined, long-term focused approach to compensation design incentivizes management to achieve challenging objectives of Freshpet’s long-term strategy, which we believe directly correlates to the Company’s peer-leading shareholder value creation and rigorous pay-for-performance alignment. Please see “—Long-Term Equity Compensation” for further details.
FISCAL 2019 SAY-ON-PAY VOTE RESULTS
In September 2020, at our last annual meeting of stockholders, our Say-on-Pay proposal was approved by approximately 99.5% of the votes cast by our stockholders. The Compensation Committee and management are committed to continually strengthening our pay-for-performance correlation, as well as the overall design of our executive compensation program to support driving the right behaviors for sustainable success, aligning with best practices in corporate governance and reflecting the interests of our stockholders and stakeholders. The Compensation Committee and management view the annual say-on-pay vote as an important guidepost when considering stockholder perspective.
INDEPENDENT COMPENSATION CONSULTANT
In 2019 and 2020, the Compensation Committee retained Korn Ferry (“KF”) to advise it on compensation practices for our top nine officers, including each NEO. Specifically, KF was engaged to review our compensation peer group and our compensation structure for our executive officers, develop and recommend targets for our executive compensation program by analyzing the compensation structures of our peer group companies and market trends, and provide advice to the Compensation Committee on our executive compensation structure and program based on KF’s analysis. KF was also engaged to separately review the compensation arrangements applicable to employees at the director level and above, and the non-employee, independent directors of the Board. The Compensation Committee, in consultation with KF, decided to

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continue in 2020 the executive compensation structure suggested by KF in 2018, as the Compensation Committee determined that the program remained effective in achieving our objectives of retaining talented and experienced executives who are motivated to achieve or exceed our short-term and long-term corporate goals.
PEER GROUP
The Compensation Committee, in consultation with KF, considered several factors in selecting an industry-specific compensation peer group for our 2020 compensation program. Considerations generally included the following:
•	revenue between 0.4 and 2.5 times Freshpet’s revenue;
•	companies in the food, beverage, and pet products industries;
•	companies with similar location and geographical reach;
•	companies with similar span, scope, and vertical integration;
•	companies experiencing similar rates of growth;
•	companies with similar operating complexity; and
•	other publicly traded companies.
Based on the foregoing considerations, the Compensation Committee determined that our compensation peer group for 2020 would consist of the following entities:
•	Beyond Meat, Inc. (BYND)
•	Bridgford Foods Corporation (BRID)
•	Craft Brew Alliance, Inc. (BREW) *
•	Farmer Bros. Co. (FARM)
•	Hostess Brands, Inc. (TWNK)
•	John B. Sanfilippo & Son, Inc. (JBSS)
•	Landec Corporation (LNDC)
•	Medifast, Inc. (MED)
•	Natural Alternatives International, Inc. (NAII)
•	Nature’s Sunshine Products, Inc. (NATR)
•	PetIQ Inc. (PETQ)
•	PetMed Express, Inc. (PETS)
•	The Simply Good Foods Company (SMPL)
•	Tootsie Roll Industries, Inc. (TR)
*	Craft Brew Alliance, Inc. became no longer publicly traded after it was acquired by Anheuser-Busch InBev in late 2020.
We target the total compensation amount for each of our NEOs (based on position) to be competitive with similarly situated executives within our compensation peer group (bearing in mind that we pay a significant portion of our compensation in the form of long-term, performance-based equity awards). We believe that these targets will help us to achieve an important goal of our executive compensation program, which is to hire and retain talented and experienced executives who are motivated to achieve or exceed our short-term and long-term goals. We also believe that this compensation structure will help us to achieve our objectives of aligning our NEOs’ interests with the interests of our stockholders and encouraging our successful NEOs to remain with us for the long term.
Consideration of Say-on-Pay Vote
We will hold an advisory stockholder vote on executive compensation (a “Say-on-Pay vote”) every year,with the most recent vote occurring in 2020, which is based on the preference expressed by our stockholders at our 2019 Annual Meeting and is planned to be held yearly until the next “Say-on-Pay” frequency vote, which will be held at our 2025 Annual Meeting. In the 2020 Say-on-Pay vote, over 99% of votes cast approved, on an advisory basis, the compensation for our NEOs. The Compensation Committee viewed this vote as supportive of our compensation program for our NEOs and did not take any specific actions with respect to 2020 compensation decisions for our NEOs as a result of the 2020 Say-on-Pay vote. The Compensation Committee intends to continue to consider the results of future Say-on-Pay votes when making compensation decisions.

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ELEMENTS OF EXECUTIVE COMPENSATION FOR 2020
We used three primary elements of compensation in our executive compensation program in 2020: base salary, annual incentive awards, and long-term equity compensation. Annual incentive awards and long-term equity compensation represent the performance-based elements of our compensation program. The performance goals tied to these compensation elements are flexible in application and can be tailored to meet our specific objectives. The amount of a specific individual’s annual incentive award for a performance period is intended to reflect that individual’s relative contribution to the Company in achieving or exceeding our annual goals, and the amount of an individual’s long-term incentive compensation is intended to reflect the individual’s expected contribution to the Company over longer performance periods.
Base Salary
We pay our NEOs a base salary based on the experience, skills, knowledge, and responsibilities required of each executive officer. We believe base salaries are an important element in our overall compensation program because base salaries provide a fixed element of compensation that reflects job responsibilities and value to us. None of our NEOs is currently party to any agreement or arrangement that provides for automatic or scheduled increases in base salary. Base salaries for our NEOs are determined by the Compensation Committee.
The following table sets forth each NEO’s annual base salary rate for 2020:
NAME	ANNUAL BASE SALARY RATE
William B. Cyr	$ 600,000*
Scott Morris	$475,000
Heather Pomerantz	$ 400,000
Stephen L. Weise	$285,000
Cathal Walsh	$285,000**
Richard Kassar*	$320,000***
*
Mr. Cyr, at his own recommendation, has chosen to forego salary increases and instead has reallocated those dollars within his leadership team to reinforce his commitment to our teams and to recognize the strong performance of his colleagues. For 2021, Mr. Cyr has specifically re-allocated his base salary increase to three leaders most responsible for keeping our team safe during COVID-19.

**	Does not include $62,727 in expat adjustment.
***	Mr. Kassar’s base salary was revised from $320,000 effective September 30, 2020 to $160,000, in relation to his new advisory role as Vice Chairman.

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Annual Incentive Awards
The Board assesses our management’s performance against both long-term and short-term goals—with a strong bias towards the achievement of long-term, strategic goals. These goals are primarily linked to the “Feed the Growth” strategic plan that the Company adopted in late 2016, which focuses our Company and our management on re-accelerating the Company’s growth to take full advantage of the Company’s first-mover position in the emerging fresh pet food market.

Awards under our annual incentive plan, which are calculated as a percentage of base salary, are designed to motivate our employees to achieve our annual goals based on our strategic, financial, and operating performance objectives. For 2020, Messrs. Cyr, Morris, Kassar, Weise and Walsh and Ms. Pomerantz had the opportunity to earn annual target awards equal to 90%, 60%, 50%, 40%, 35% and 50%, respectively, of their base salaries.
In 2020, the Company delivered its strongest year of net sales growth since 2015 despite the numerous challenges presented by the COVID pandemic. For the year-ended 2020, the Company:
•	Increased net sales 30% as compared to the year-ended 2019, the Company’s strongest growth for net sales in 5 years;
•	Increased household penetration of Freshpet by 24% and increased the buying rate of the brand by 7%, in each case, compared to the prior fiscal year;
•
Completed construction and commenced the operations of Freshpet Kitchens 2.0 in Bethlehem, Pennsylvania, our largest capital project completed, despite lockdowns and labor challenges presented by the pandemic;

•	Broke ground on a larger capacity expansion project in Ennis, Texas; and
•
Focused significant efforts on keeping employees safe to ensure the health and well-being of our employees and so that the Company could fulfill its responsibilities to customers and consumers who depend on a steady supply of Freshpet.

Our 2020 annual incentive program was based on the Company’s operating performance, which was calculated 50% based on net sales and 50% based on Adjusted EBITDA. For each performance metric, the Company then establishes performance targets and minimum performance thresholds. Performance above and below each performance metric target results in increases or decreases in the bonuses earned based on pre-determined factors that are based on the economic value added or

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lost by shareholders due to the over/under performance. To encourage teamwork, the Compensation Committee determines a single Company performance result as an aggregate percentage of the target Company performance metrics. The resulting percentage is then multiplied against each eligible employee’s target bonus amount to determine their annual incentive compensation.
	Weighting	Target (millions)	Minimum Threshold	Result (millions)
Net Sales	50%	$315.0	$300.0	$320.4
Adjusted EBITDA before bonus accrual	50%	$ 54.2	$ 48.7	$ 51.6
As noted above, our 2020 targets were as follows: $315.0 million of net sales and $54.2 million of Adjusted EBITDA. On a pre-bonus basis, and after adjusting to recognize an accounting change (as determined by the Board), the Company delivered as follows: $320.4 million of net sales and $51.6 million of Adjusted EBITDA. Adjusted EBITDA is not a financial measure prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). This metric is explained in more detail in the section “—Non-GAAP Financial Measures.”
The Compensation Committee also considered the potential impact of the COVID pandemic on the Company’s performance in determining the awards. The Company chose to add back to its publicly reported Adjusted EBITDA those costs that were directly related to keeping our team safe and ensuring the continuity of our operations during the pandemic. These costs, totaling approximately $4.0 million, included supplemental pay to hourly workers, pay to workers who were out for testing and quarantine, incremental costs for deep cleanings of our facilities, and health screenings for our employees.
Beyond those direct COVID-related costs, the Board believes that the business was both helped and hurt by the COVID crisis, and that it would be almost impossible to ascertain the exact balance between the benefits and detriments. On the positive side, the Company experienced increased demand and lower media costs. On the negative side, the Company experienced reduced production (and lost sales) and delayed fridge installations. Absent a clear method for accurately defining the appropriate balance between the benefits and detriments, the Compensation Committee chose to accept the actual results and chose to make no further COVID-related adjustments beyond the addbacks described above.
For 2020, based on the foregoing, we paid annual incentive awards to each NEO as follows:
NAME	AMOUNT OF AWARD	% OF TARGET AWARDED
William B. Cyr	$ 545,940	101.1%
Scott Morris	$288,135	101.1%
Heather Pomerantz	$196,106	101.1%
Stephen L. Weise	$112,254	101.1%
Cathal Walsh	$103,767	101.1%
Richard Kassar*	$ 80,880*	101.1%
*	Mr. Kassar’s target award was revised from $160,000 effective September 30, 2020 to $80,000, in relation to his new advisory role as Vice Chairman.
Long-Term Equity Compensation
Although we do not have a formal policy covering the grant of equity compensation awards to our executive officers, we believe that equity compensation provides our executive officers with a strong link to our long-term performance, creates an ownership culture, and helps to align the interests of our executive officers and our stockholders. Further, we believe that stock options with a time-based vesting feature promote executive retention, as they incentivize our executive officers to remain employed with us for the applicable vesting period. Accordingly, the Compensation Committee (or alternatively, the Board) periodically reviews the equity compensation of our NEOs and from time to time may grant awards as it deems appropriate.
Our 2014 Omnibus Incentive Plan (the “2014 Plan”) was adopted by the Board in connection with our initial public offering, approved by our stockholders in October 2014 and subsequently amended and restated in September 2016 to increase the number of shares available for issuance under the 2014 Plan. The 2014 Plan was again amended and restated in September 2020 to increase the number of shares available for issuance and to add key provisions designed to protect stockholder interests, promote effective corporate governance and reflect the use of corporate governance best practices. Each of our NEOs is eligible to participate in our 2014 Plan. Our 2014 Plan allows for awards of tax-qualified incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, other stock-based awards, and other cash-based awards to our directors, officers, employees, consultants, and advisors.

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The Compensation Committee (or alternatively, the Board) determines the size and vesting terms of all awards made under our 2014 Plan and administers all other aspects of the plan. In 2020, the Compensation Committee took into account a number of factors when making awards under our 2014 Plan, including, among others, the eligible employee’s expected contribution to the long-term success of the Company and information gathered by the Compensation Committee regarding compensation paid to similarly situated executives at companies in our compensation peer group, as well as the amounts of outstanding stock options that each NEO held at such time.
The four most senior managers of the Company were granted significant, multi-year equity grants in 2016 with vesting directly tied to the achievement of long-term goals established in concert with the new strategic plan. For our CEO, this grant replaced all subsequent grants during the performance period.
The year 2020 marked the culmination of the 2016 multi-year equity grant program, with vesting based on the Company’s performance through the end of 2020.
Since the adoption of the “Feed the Growth” strategy, Freshpet’s growth has accelerated, and the Company has delivered a compounded annual growth rate (“CAGR”) of 25% in net sales over the performance period—and, for the year-ended 2020, had 30% growth in net sales compared to the prior period.

Freshpet Net Sales
($ millions)
25% CAGR
$129.3
+14%
$152.4
+18%
$193.2
+26.7%
$245.9
+27.3%
$318.8
+30%
2016
2017
2018
2019
2020

EXECUTIVE COMPENSATION | 49
Embedded in that strategy is the belief that increased scale would create both strategic and financial advantages for the Company.

Since the plan was adopted, the Company’s stock price has grown from approximately $9.00 to approximately $134.50 and the Company’s market capitalization has grown from approximately $300 million to approximately $5.84 billion as of August 10, 2021. This performance has placed the Company in the top 1% in percentage growth of stock price of all companies listed on a national securities U.S. exchange over that five-year period. Freshpet was recently added to the Russell 1000.
We believe this performance validates both our strategy and our belief that focusing our top management on the achievement of long-term goals is a highly effective way of creating shareholder value. And with $134.69 as the price of our common stock as of market close on August 10, 2021, the approximate cost of the multi-year equity grants for our four most senior managers in 2016 (including any unexercised options) was only 2.93% of the shareholder value created.
As a result, the Compensation Committee chose to use a similar approach to long-term compensation for the next four-year period under our refreshed “Feed the Growth” strategy. That plan:
•	Includes “stretch” goals that are moderate-to-difficult to achieve that are in excess of the Company’s publicly stated targets;
•	Includes vesting that is 75% based on achievement of those goals;
•	Includes both the most senior management of the Company as well as members of the leadership team who represent key parts of our management succession plan; and
•	Replaces annual equity grants to those senior leaders in the organization for the next four years.
In 2020, we granted Messrs. Morris, Kassar, and Weise and Ms. Pomerantz stock options to purchase shares of our common stock under our 2014 Plan in amounts of 15,618, 8,220, 4,932, and 9,864, respectively, 50% of which are scheduled to vest and become exercisable in equal installments on each of the first three anniversaries of the grant date and 50% of which are scheduled to vest and become exercisable annually on a sliding scale according to the achievement of Adjusted EBITDA performance-based conditions (and in each case subject to the NEO’s continued employment with us). Ms. Pomerantz also received an additional grant of 15,000 time-vesting stock options that are scheduled to vest and become exercisable in equal installments on each of the first three anniversaries of the grant date. Upon a termination other than by the Company for “cause” or by the NEO for “good reason” (each as defined in each applicable award agreements), within two years following a “change in control” (as defined in the applicable award agreements), the time-vesting options will accelerate and vest.
In 2020, we also granted Mr. Walsh 59,932 stock options to purchase shares of our common stock under our 2014 Plan, 39,932 of which vest and become exercisable in equal installments on each of the first three anniversaries of the grant date and 20,000 of which are scheduled to vest and become exercisable following the achievement of certain annual net sales goals in

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the 2023 calendar year (and in each case subject to Mr. Walsh’s continued employment with us). Upon a “change in control” (as defined in Mr. Walsh's award agreements) his time-vesting options will accelerate and vest if such options are not assumed, repurchased, or terminated in connection with the change in control and his performance-vesting options will vest based on actual performance through the change in control.
Mr. Cyr did not receive an annual incentive equity grant in April 2020 as he had previously been granted a multi-year grant designed to replace all subsequent grants until the completion of that program at the end of 2020.
In December 2020, we made multi-year grants of stock options under our 2014 Plan to Messrs. Cyr, Morris, and Weise and Ms. Pomerantz in amounts of 273,439, 205,079, 136,719, and 136,719, respectively, as well as an additional grant of 306,250 stock options to three other senior officers under our 2014 Plan. These grants are designed to align the most senior management of the Company with the new, long-term goals established by the Company in early 2020, and cover a four-year performance period ending December 31, 2024. The Compensation Committee will not make any additional grants to these individuals during this performance period. For the NEOs, the grants are (i) 75% performance-based (with 50% of such performance-based options vesting based on achieving certain Adjusted EBITDA performance-based conditions and 50% based of such performance based options vesting on net sales performance-based conditions) and (ii) 25% time-based (with vesting occurring in equal annual installments over a four year period), in each case, subject to the NEO's continued employment with us. Upon a termination other than by the Company for “cause” or by the participant for “good reason” (each as defined in the applicable award agreements), within two years following a “change in control” (as defined in the applicable award agreements), the grants will accelerate and vest on a pro rata basis based on formulas set forth in the applicable award agreements. All performance targets are in excess of the long-term goals communicated to investors. For competitive reasons, we are not disclosing the specific goals and instead they will be disclosed upon the conclusion of the four-year performance period. For additional information, see “—Outstanding Equity Awards at Fiscal Year-End.”
Other Compensation
In addition to base salary and annual and long-term performance-based compensation, our NEOs are also eligible for the following benefits on a similar basis as our other eligible employees:
•	health, dental, and vision insurance;
•	paid time off including vacation, personal holidays, and sick days;
•	life insurance and supplemental life insurance; and
•	short-term and long-term disability insurance.
Retirement Benefits
We maintain a 401(k) retirement savings plan (or 401(k) Plan) under which all of our employees (including our NEOs) are eligible to participate beginning on the first day of the month after their employment with us begins. The 401(k) Plan includes a deferral feature under which a participant may elect to defer his or her compensation by up to the statutorily prescribed IRS limits. Currently, we also match participant contributions to the 401(k) Plan up to 4% of the participant’s annual eligible earnings. We believe that providing a vehicle for retirement savings through our 401(k) Plan, and making matching contributions, adds to the overall desirability of our executive compensation program and further incentivizes our NEOs in accordance with our compensation policies.
Other than the 401(k) Plan, we do not maintain any pension plans or non-qualified deferred compensation plans for the benefit of our employees or other service providers.
EMPLOYMENT AGREEMENTS WITH NEOS
The Company is party to an employment agreement with each of Messrs. Cyr, Morris, Kassar, Weise and Walsh. Each agreement provides for an initial term of one year and for automatic one-year extensions beginning on the expiration of the initial term. Any automatic extension may be cancelled upon at least 90 days’ prior written notice from the respective NEO or the Company. Under their agreements, Messrs. Cyr, Morris, Kassar, Weise and Walsh are entitled to receive minimum annual base salaries of $600,000, $400,000, $302,500, $312,394, and $270,000, respectively, subject to annual review by the Board. Further, Messrs. Cyr, Morris, Kassar, Weise and Walsh have the opportunity to earn annual target bonuses equal to at least 75%, 60%, 50%, 40% and 35%, respectively, of their base salaries. Each executive is also entitled to participate in the Company’s employee and fringe benefit plans as may be in effect from time to time on the same basis as other employees of the Company generally. The Company is also party to an offer letter with Ms. Pomerantz, which is described further below.

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Employee Agreement with William Cyr
The Company entered into an employment agreement with Mr. Cyr in July 2016. In the event of a termination of Mr. Cyr’s employment by the Company without “cause,” or by Mr. Cyr for “good reason” (each as defined in his employment agreement), he is generally eligible to receive, subject to his timely execution and non-revocation of a general release of claims against the Company: (i) an amount equal to (A) one and one-half times the sum of his (x) base salary and (y) target bonus for a period of 18 months, payable in equal monthly installments in accordance with the Company’s normal payroll practice; and (ii) Company payment of premiums (at active employee rates) for continuation of group health coverage for him and his eligible dependents for 18 months. In the event of a termination of Mr. Cyr’s employment due to “permanent disability” (as defined in his employment agreement), he is generally eligible to receive, subject to his timely execution and non-revocation of a general release of claims against the Company, Company payment of premiums (at active employee rates) for continuation of group health coverage for him and his eligible dependents for 18 months.
Mr. Cyr’s employment agreement contains a cutback provision for “parachute payments” under Internal Revenue Code (or Code) Section 280G, under which he may receive a cutback of certain change-in-control payments in order to avoid any excise tax or loss of deduction under Code Section 280G, if the cutback would result (after factoring any potential excise taxes under Section 280G) in a larger after-tax payment to Mr. Cyr.
Mr. Cyr’s employment agreement contains the following restrictive covenants: (i) a non-compete covenant that prohibits him from competing against the Company for 24 months after employment; (ii) non-solicit covenants that prohibit him from actively soliciting the Company’s employees, customers, or suppliers during employment and for 24 months after employment; and (iii) a perpetual confidentiality covenant that protects the Company’s proprietary information, developments, and other intellectual property.
Employee Agreements with Scott Morris, Richard Kassar, Stephen Weise, and Cathal Walsh
The Company entered into employment agreements with Messrs. Morris, Kassar and Walsh in October 2014, and with Mr. Weise in July 2015. Under the agreements, in the event of a termination of the NEO by the Company without “cause,” by the NEO for “good reason,” or due to “permanent disability” (each as defined in the respective employment agreements), each NEO is generally eligible to receive, subject to his timely execution and non-revocation of a general release of claims against the Company: (i) an amount equal to 12 months of the NEO’s base salary in accordance with the Company’s normal payroll practice; (ii) Company payment of premiums (at active employee rates) for continuation of group health coverage for the NEO and his eligible dependents for 12 months; and (iii) only in the event of a termination by the Company without “cause” or by the NEO for “good reason” after June 30th during any year in which the employment agreement is effective, a pro-rated annual incentive award based on actual performance for the year in which termination occurs.
Each of the employment agreements with Messrs. Morris, Kassar, Weise and Walsh contains a cutback provision for “parachute payments” under Code Section 280G, under which the NEO may receive a cutback of certain change-in-control payments in order to avoid any excise tax or loss of deduction under Code Section 280G, if the cutback would result (after factoring any potential excise taxes under Section 280G) in a larger after-tax payment to the NEO.
Each of the employment agreements with Messrs. Morris, Kassar, Weise and Walsh contains the following restrictive covenants: (i) a non-compete covenant that prohibits the NEO from competing against the Company for 12 months after employment; (ii) non-solicit covenants that prohibit the NEO from actively soliciting the Company’s employees, customers, or suppliers during employment and for 12 months after employment; and (iii) a perpetual confidentiality covenant that protects the Company’s proprietary information, developments, and other intellectual property.
Offer Letter with Heather Pomerantz
The Company entered into an offer letter with Ms. Pomerantz in December 2019. The offer letter required that Ms. Pomerantz enter into the Company’s confidentiality and no-hire agreement, which includes customary confidentiality and non-solicitation provisions that extend for 12 months after termination or resignation of employment with the Company.
Richard Kassar Transition of Employment
In connection with Mr. Kassar’s transition to Vice Chairman of the Company on September 30, 2020, Mr. Kassar’s compensation was reduced to 50% of his previous compensation to reflect his reduced responsibilities with the Company. This reduction resulted in Mr. Kassar’s annual base salary being reduced to $160,000 and target annual incentive being reduced to

EXECUTIVE COMPENSATION | 52
$80,000. While he serves as Vice Chairman, Mr. Kassar will continue to receive equity grants and will be eligible to participate in all Company benefit plans. Beginning on July 1, 2021, Mr. Kassar became a consultant to the Company, and he can no longer be eligible to participate in Company benefit plans (other than pursuant to COBRA).
NON-GAAP FINANCIAL MEASURES
In this proxy statement, we refer to Adjusted EBITDA, a non-GAAP financial measure. Adjusted EBITDA should be considered as a supplement to the GAAP reported measures, should not be considered a replacement for, or superior to, any GAAP measure and may not be comparable to similarly named measures used by other companies.
Adjusted EBITDA is not prepared in accordance with U.S. GAAP. We define EBITDA as net income (loss) plus interest expense, income tax expense and depreciation and amortization. Adjusted EBITDA represents EBITDA plus loss on equity method investment, non-cash share-based compensation, launch expenses, plant start-up expense, fees related to equity offerings of our common stock, implementation and other costs associated with the implementation of an ERP system, loss on disposal of equipment and COVID-19 expenses.
We believe that Adjusted EBITDA provides an additional metric to evaluate our operations and, when considered with both our U.S. GAAP results and the reconciliation to the closest comparable U.S. GAAP measure, provides a more complete understanding of our business than could be obtained absent this disclosure. We use Adjusted EBITDA, together with U.S. GAAP financial measures, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors.
Adjusted EBITDA is also an important component of internal budgeting and setting management compensation.
Adjusted EBITDA is presented here because we believe it is useful to investors in assessing the operating performance of our business without the effect of non-cash items, and other items as detailed below. Adjusted EBITDA should not be considered in isolation or as alternatives to net income (loss), income (loss) from operations or any other measure of financial performance calculated and prescribed in accordance with U.S. GAAP. Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. Our non-GAAP financial measures, such as Adjusted EBITDA, may not be comparable to similarly titled measures in other organizations because other organizations may not calculate non-GAAP financial measures in the same manner as we do.
Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from that term or by unusual or non-recurring items. We recognize that non-GAAP financial measures have limitations as analytical financial measures. For example, Adjusted EBITDA does not reflect:
•	our capital expenditures or future requirements for capital expenditures;
•	the interest expense, or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;
•
depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, nor any cash requirements for such replacements; and

•	changes in or cash requirements for our working capital needs.
Additionally, Adjusted EBITDA excludes (i) non-cash share-based compensation expense, which is and will remain a key element of our overall long-term incentive compensation package, and (ii) certain costs essential to our sales growth and strategy, including an allowance for marketing expenses for each new store added to our network and non-capitalizable freight costs associated with Freshpet Fridge replacements. Adjusted EBITDA also excludes certain cash charges resulting from matters we consider not to be indicative of our ongoing operations.

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The following table provides a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure presented in accordance with U.S. GAAP:
	Twelve Months Ended December 31,
	2020	2019	2018	2017
	(in thousands)
Net loss	$(3,188)	$ (1,383)	$ (5,361)	$ (4,262)
Depreciation and amortization	21,125	15,921	14,068	12,692
Interest expense	1,211	991	296	910
Income tax expense	65	144	77	75
EBITDA	$19,213	$ 15,673	$ 9,080	$ 9,414
Loss on disposal of equipment	1,805	787	142	104
Non-cash share-based compensation	10,925	7,834	6,808	4,438
Launch expense(a)	3,421	4,563	3,540	3,066
Plant start-up expenses(b)	5,962	—	—	—
Warrant fair valuation(c)	—	—	—	335
Equity offering fees(d)	58	302	362	—
Leadership transition expenses(e)	—	—	—	63
Enterprise Resource Planning(f)	1,682	—	—	—
Litigation expense(g)	—	—	348	145
COVID-19 expense(h)	3,854	—	—	—
Adjusted EBITDA	$ 46,920	$ 29,159	$ 20,280	$ 17,565
(a)
Represents new store marketing allowance of $1,000 for each store added to our distribution network, as well as the non-capitalized freight costs associated with Freshpet Fridge replacements. The expense enhances the overall marketing spend to support our growing distribution network.

(b)	Represents additional operating costs incurred in connection with the start-up of our new manufacturing lines as part of the Freshpet Kitchens expansion projects.
(c)	Represents the change of fair value for the outstanding common stock warrants. All outstanding warrants were converted to common stock in September 2017.
(d)	Represents fees associated with public offerings of our common stock.
(e)	Represents charges associated with our former Chief Executive Officer’s separation agreement as well as changes in estimates associated with leadership transition costs.
(f)	Represents implementation and other costs associated with the implementation of an ERP system.
(g)	Represents fees associated with the response to two securities lawsuits.
(h)
Represents COVID-19 expenses including (i) costs incurred to protect the health and safety of our employees during the COVID-19 pandemic, (ii) temporary increased compensation expense to ensure continued operations during the pandemic, and (iii) costs to mitigate potential supply chain disruptions during the pandemic.

POLICY PROHIBITING HEDGING
We consider it improper and inappropriate for our directors, officers, and other employees at or above the Vice President level to engage in any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the value of our securities. As such, we have implemented a policy that prohibits our directors, officers, and other employees at or above the Vice President level from engaging in any speculative or hedging transactions or any other transactions that are designed to offset any decrease in the value of our securities.
ACCOUNTING CONSIDERATIONS
We consider the accounting impact reflected in our financial statements when establishing the amounts and forms of executive compensation. The forms of compensation that we select are intended to be cost-efficient. We account for all awards settled in equity in accordance with FASB ASC Topic 718, under which the fair value of the grant, net of estimated forfeitures, is expensed over the service/vesting period based on the number of options, shares, or units, as applicable, that vest. The estimated payout amount of performance awards, along with any changes in that estimate, is recognized over the performance period under “liability” accounting. Our ultimate expense for performance awards will equal the value earned by/paid to the award recipients.

EXECUTIVE COMPENSATION | 54
TAX CONSIDERATIONS; DEDUCTIBILITY OF COMPENSATION; TAX CUTS AND JOBS ACT
When setting executive compensation, we consider many factors, such as attracting and retaining executives and providing appropriate performance incentives. We also consider the after-tax cost to the Company in establishing executive compensation programs, both individually and in the aggregate, but tax deductibility is not our sole consideration. Section 162(m) of the Code generally disallows a federal income tax deduction to public companies for annual compensation over $1 million (per individual) paid to their chief executive officer, chief financial officer, and the next three most highly compensated executive officers (as well as certain other officers who were covered employees in years after 2016). The 2017 Tax Act eliminated most of the exceptions from the $1 million deduction limit, except for certain arrangements in place as of November 2, 2017. As a result, most of the compensation payable to our NEOs in excess of $1 million per person in a year will not be fully deductible.
COMPENSATION RISK ASSESSMENT
As a publicly traded company, we are subject to SEC rules regarding risk assessment. Those rules require a publicly traded company to determine whether any of its existing incentive compensation plans, programs, or arrangements create risks that are reasonably likely to have a material adverse effect on the Company. We do not believe that our incentive compensation plans, programs, or arrangements create risks that are reasonably likely to have a material adverse effect on Freshpet.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our annual report.
THE COMPENSATION COMMITTEE OF FRESHPET, INC.,
Daryl G. Brewster (Chair)	Olu Beck	Leta D. Priest

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EXECUTIVE COMPENSATION TABLES
SUMMARY COMPENSATION TABLE
The following table sets forth the compensation for 2020 for each NEO. Compensation information for 2019 and 2018 is presented for individuals who were also our NEOs in those years.
Name and Principal Position	Year	Salary ($)(1)	Options ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
William B. Cyr(5) Chief Executive Officer	2020	600,000	14,701,112(6)	545,940	11,400	15,858,452
	2019	600,000	—	555,750	11,200	1,166,950
	2018	600,000	—	562,500	53,486	1,215,986
Scott Morris President and Chief Operating Officer	2020	475,000	11,342,468(7)	288,135	11,400	12,117,003
	2019	415,000	—	311,220	11,200	737,420
	2018	400,000	—	300,000	11,000	711,000
Heather Pomerantz Chief Financial Officer	2020	400,000	7,972,163(8)	196,106	9,846	8,578,115
Stephen L. Weise EVP, Manufacturing & Supply Chain	2020	285,000	7,450,526(9)	112,254	11,400	7,859,180
	2019	279,375	140,568	139,555	11,200	570,698
	2018	270,000	305,099	135,000	11,000	721,099
Cathal Walsh SVP, Managing Director Europe	2020	285,000	3,204,674	103,767	—	3,593,441
	2019	333,269	139,846	119,949	—	593,064
	2018	312,394	132,835	117,031	—	562,260
Richard Kassar Vice Chairman, formerly Chief Financial Officer	2020	282,000(10)	166,656	80,880	11,400	540,936
	2019	310,000	227,816	192,969	11,200	741,985
	2018	302,500	508,489	189,063	11,000	1,011,052
(1)	Amounts reflect base salary earned during the year, including any amounts voluntarily deferred under our qualified 401(k) plan.
(2)
Amounts reflect the aggregate grant date fair value of options granted in the year computed in accordance with FASB ASC Topic 718 and are based on the valuation assumptions described in Note 10 to our consolidated financial statements included in our Annual Report.

(3)
Amounts for 2020 reflect cash awards earned by our NEOs under the Company’s 2020 annual incentive plan. Please see “Annual Incentive Awards” in the CD&A above for further information about our 2020 annual incentive plan.

(4)	Amounts for 2020 reflect all other compensation for each of our NEOs, including a matching Company contribution under our 401(k) plan.
(5)	Mr. Cyr also serves as a member of the Board but does not receive any additional compensation for his service as a director.
(6)	Grant date fair value of awards granted to Mr. Cyr assuming the achievement of the highest level of performance conditions is $19,933,703.
(7)	Grant date fair value of awards granted to Mr. Morris assuming the achievement of the highest level of performance conditions is $15,266,905.
(8)	Grant date fair value of awards granted to Ms. Pomerantz assuming the achievement of the highest level of performance conditions is $10,588,446.
(9)	Grant date fair value of awards granted to Mr. Weise assuming the achievement of the highest level of performance conditions is $10,066,808.
(10)
Reflects a reduction in Mr. Kassar’s base salary effective September 30, 2020 in relation to his new advisory role as Vice Chairman. Please see “Richard Kassar Transition of Employment” in the CD&A above for further information.

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2020 GRANTS OF PLAN-BASED AWARDS
The following table sets forth certain information with respect to grants of plan-based awards to our NEOs during 2020. Please see “Annual Incentive Awards” in the CD&A above for additional information about the non-equity incentive plan awards reflected in the table below. Please see the “Outstanding Equity Awards at Fiscal Year-End” table below for additional information about the vesting parameters that are applicable to equity awards reflected in the table immediately below.
			Estimated Future Payouts Under Non- Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William B. Cyr	Annual Incentive	—	—	540,000	—	—	—	—	—	—	—
	Performance-Vesting Options	12/24/2020	—	—	—	82,032	205,079	205,079	—	142.79	14,950,259
	Time-Vesting Options	12/24/2020	—	—	—	—	—	—	68,360	142.79	4,983,444
Scott Morris	Annual Incentive	—	—	285,000	—	—	—	—	—	—	—
	Performance-Vesting Options	12/24/2020	—	—	—	61,524	153,809	153,809	—	142.79	11,212,676
	Time-Vesting Options	12/24/2020	—	—	—	—	—	—	51,270	142.79	3,737,583
	Performance-Vesting Options	4/1/2020	—	—	—	1,302	7,809	7,809	—	63.87	79,161
	Time-Vesting Options	4/1/2020	—	—	—	—	—	—	7,809	63.87	237,484
Heather Pomerantz	Annual Incentive	—	—	193,972	—	—	—	—	—	—	—
	Performance-Vesting Options	12/24/2020	—	—	—	41,016	102,539	102,539	—	142.79	7,475,093
	Time-Vesting Options	12/24/2020	—	—	—	—	—	—	34,180	142.79	2,491,722
	Performance-Vesting Options	4/1/2020	—	—	—	822	4,932	4,932	—	63.87	149,990
	Time-Vesting Options	4/1/2020	—	—	—	—	—	—	4,932	63.87	49,997
	Time-Vesting Options	1/12/2020	—	—	—	—	—	—	15,000	60.70	421,644
Stephen L. Weise	Annual Incentive	—	—	114,000	—	—	—	—	—	—	—
	Performance-Vesting Options	12/24/2020	—	—	—	41,016	102,539	102,539	—	142.79	7,475,093
	Time-Vesting Options	12/24/2020	—	—	—	—	—	—	34,180	142.79	2,491,722
	Performance-Vesting Options	4/1/2020	—	—	—	411	2,466	2,466	—	63.87	24,998
	Time-Vesting Options	4/1/2020	—	—	—	—	—	—	2,466	63.87	74,995
Cathal Walsh	Annual Incentive	—	—	99,750	—	—	—	—	—	—	—
	Performance-Vesting Options	10/1/2020	—	—	—	20,000	20,000	20,000	—	111.65	1,110,794
	Time-Vesting Options	10/1/2020	—	—	—	—	—	—	35,000	111.65	1,943,890
	Time-Vesting Options	4/1/2020	—	—	—	—	—	—	4,932	63.87	149,990
Richard Kassar	Annual Incentive	—	—	80,000 (1)	—	—	—	—	—	—	—
	Performance-Vesting Options	4/1/2020	—	—	—	685	4,110	4,110	—	63.84	41,664
	Time-Vesting Options	4/1/2020	—	—	—	—	—	—	4,110	63.87	124,992
(1)
Mr. Kassar’s base target annual incentive was revised from $120,000, in relation to his new advisory role as Vice Chairman. Please see “Richard Kassar Transition of Employment” in the CD&A above for further information.

EXECUTIVE COMPENSATION  | 57

EXECUTIVE COMPENSATION | 58
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth certain information with respect to outstanding equity awards at December 31, 2020. Vesting of awards reflected in the table is generally subject to continuous service with the Company, with accelerated vesting in certain circumstances, as reflected in the footnotes to the table.
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
William B. Cyr	9/6/2016	1,000,000	—	—	10.23	9/6/2026
	12/24/2020	—	68,360(1)	205,079(2)	142.79	12/24/2030
Scott Morris	9/27/2016	133,000	—	—	9.05	9/27/2026
	4/3/2017	82,790	—	—	11.00	4/3/2027
	4/1/2020	2,603	7,809(3)	5,206(4)	63.87	4/1/2030
	12/24/2020	—	51,270(1)	153,809(2)	142.79	12/24/2030
Heather Pomerantz	1/12/2020	—	15,000(3)	—	60.70	1/12/2030
	4/1/2020	1,644	4,932(3)	3,288(4)	63.87	4/1/2030
	12/24/2020	—	34,180(1)	102,539(2)	142.79	12/24/2030
Stephen L. Weise	5/10/2016	26,945	—	—	9.05	5/10/2026
	9/27/2016	53,200	—	—	8.90	9/27/2026
	4/3/2017	23,173	—	—	11.00	4/3/2027
	3/30/2018	13,409	2,683(5)	—	16.45	3/30/2028
	4/1/2019	3,531	2,357(6)	1,178(4)	42.29	4/1/2029
	4/1/2020	822	2,466(3)	1,644(4)	63.87	4/1/2030
	12/24/2020	—	34,180(1)	102,539(2)	142.79	12/24/2030
Cathal Walsh	5/10/2016	20,463	—	—	9.05	5/10/2026
	4/3/2017	23,173	—	—	11.00	4/3/2027
	3/30/2018	10,726	5,366(5)	—	16.45	3/30/2028
	4/1/2019	2,273	4,547(6)	—	42.29	4/1/2029
	4/1/2020	—	4,932(3)	—	63.87	4/1/2030
	10/1/2020	—	35,000(7)		111.65	10/1/2030
	10/1/2020	—	—	20,000(8)	—	10/1/2030
Richard Kassar	9/27/2016	79,800	—	—	8.90	9/27/2026
	4/3/2017	18,940	—	—	11.00	4/3/2027
	3/30/2018	9,723	—	4,471(4)	16.45	3/30/2028
	4/1/2019	5,722	3,817(6)	1,908(4)	42.29	4/1/2029
	4/1/2020	1,370	4,110(3)	2,740(4)	63.87	4/1/2030
(1)
Scheduled to vest annually in approximately equal installments on the first four anniversaries of the grant date, subject to continued employment, with accelerated pro rata vesting upon a termination of employment by the Company without cause or upon a resignation by the executive for good reason (as defined in the grant agreement) within two years after a change in control of the Company.

(2)
Eligible to vest on a sliding scale based upon the achievement of performance goals upon the conclusion of a four-year performance period, subject to continued employment, with (a) the opportunity to vest in a pro rata portion upon an involuntary termination other than for cause, based on actual Company performance through the end of the performance period, and (b) the opportunity to vest in part or in full upon a termination of employment by the Company without cause or upon a resignation by the executive for good reason (as defined in the grant agreement) within a two years after a change in control of the Company, based on actual Company performance through the change in control. For competitive reasons, these performance goals shall not be disclosed until the end of the performance period.

(3)
Scheduled to vest annually in approximately equal installments on the first three anniversaries of the grant date, subject to continued employment, with accelerated vesting upon an involuntary termination within two years after a change in control of the Company.

(4)
Eligible to vest on a sliding scale in equal annual installments based upon the achievement of Adjusted EBITDA performance goals that the Compensation Committee considers moderate-to-difficult to achieve.

(5)
Scheduled to vest annually in approximately equal installments through 2021, subject to continued employment, with accelerated vesting upon an involuntary termination within two years after a change in control of the Company.

(6)
Scheduled to vest annually in approximately equal installments through 2022, subject to continued employment, with accelerated vesting upon an involuntary termination within two years after a change in control of the Company.

(7)
Scheduled to vest on the third anniversary of the grant date, with accelerated vesting if, in connection with a change of Control of the Company, the options are not assumed, repurchased by the Company, or terminated.

(8)
Eligible to vest based upon the achievement of a net sales goal for 2023 that the Compensation Committee considers moderate-to-difficult to achieve, with the opportunity to vest in full upon a change in control of the Company, based on actual Company performance through the change in control.

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OPTIONS EXERCISES AND STOCK VESTED
The following table sets forth certain information regarding the exercise of stock options by our NEOs in 2020. Our NEOs did not have any stock awards that vested in 2020.
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)[1]
William B. Cyr	—	—
Scott Morris	24,163	2,091,135
Heather Pomerantz	—	—
Stephen L. Weise	10,000	810,677
Cathal Walsh	48,523	3,176,672
Richard Kassar	10,000	619,906
(1)	Amounts reflect the aggregate difference between the market price of our common stock at the exercise date and the exercise price of the stock options.
PENSION BENEFITS
Currently, the Company does not, and does not intend to, sponsor or adopt any pension plans (other than our 401(k) plan).
NONQUALIFIED DEFERRED COMPENSATION
Currently, the Company does not, and does not intend to, sponsor or adopt a nonqualified deferred compensation plan.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The following table sets forth information regarding the severance payments and the change in control payments that could have been made to our NEOs had they experienced a termination of employment or a change in control as of December 31, 2020. The fair market value of a share of our common stock on December 31, 2020 was $141.99. The table only includes information for employment termination and change in control events that trigger vesting or severance-related payments, and assumes that each NEO will take all action necessary to receive the maximum available benefit, such as execution of a release of claims. Any amounts payable to the NEOs in the event of a change in control of the Company may be subject to reduction under Code Sections 280G and 4999. The amounts below are estimates of the incremental amounts that could be received upon a change in control or termination of employment; the actual amount could be determined only at the time of any actual change in control or termination of employment.

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Name	Cash and COBRA ($)(1)(2)	Equity ($)(3)	Total ($)
William B. Cyr
Termination due to permanent disability	48,510	—	48,510
Involuntary termination(4)	2,565,000	—	2,565,000
Change in control	—	—	—
Involuntary termination after change in control	2,565,000(5)	—	2,565,000
Scott Morris
Termination due to permanent disability	507,340	—	507,340
Involuntary termination(4)	792,340	—	792,340
Change in control	—	—	—
Involuntary termination after change in control	792,340(5)	610,039	1,402,379
Heather Pomerantz
Termination due to permanent disability	—	—	—
Involuntary termination(4)	—	—	—
Change in control	—	—	—
Involuntary termination after change in control	—	406,450	406,450
Stephen L. Weise
Termination due to permanent disability	308,144	—	308,144
Involuntary termination(4)	422,144	—	422,144
Change in control	—	—	—
Involuntary termination after change in control	422,144(5)	764,461	1,186,605
Cathal Walsh
Termination due to permanent disability	317,340(6)	—	317,340
Involuntary termination(4)	417,090(6)	—	417,090
Change in control	—	1,668,700(7)	1,668,700
Involuntary termination after change in control	417,090(5)	2,574,171(7)	2,991,261
Richard Kassar
Termination due to permanent disability	183,144	—	183,144
Involuntary termination(4)	263,144	—	263,144
Change in control	—	—	—
Involuntary termination after change in control	263,144(5)	701,628	964,772
(1)
If an NEO’s employment (other than with respect to Ms. Pomerantz) is terminated by us without “cause,” due to the NEO’s “permanent disability,” or due to the NEO’s resignation with “good reason” (each as defined in each NEO’s respective employment agreement), the NEO will be entitled to the cash severance benefits set forth in the NEO’s employment agreement described in the CD&A above under “—Employment Agreements with NEOs.”

(2)	Assumes that (i) a qualifying termination occurs on December 31, 2020 and (ii) any bonus is earned at 100% of target.
(3)	See “Outstanding Equity Awards at Fiscal Year-End” above for an overview of the termination and change in control vesting terms of unvested options and stock awards as of December 31, 2020.
(4)	An “involuntary termination” means a termination by the Company without cause or by the NEO for good reason.
(5)	Amounts are the same as would be payable upon an involuntary termination not in connection with a change in control.
(6)	Does not include $62,727 in expat adjustment.
(7)	Assumes options are not assumed, repurchased by the Company, or terminated.

EXECUTIVE COMPENSATION | 61
CEO PAY RATIO
To determine the ratio of our CEO’s annual total compensation to the median annual total compensation of all our employees excluding the CEO, we identified, as of December 31, 2020, the median employee using annual base salary. Due to the increase in the number of employees, we believe this measure reasonably reflects the typical annual compensation of our employee population and we consistently applied this measure for all employees. We estimate that the median employee’s 2020 total compensation (as determined in the same manner as “Total” compensation in the Summary Compensation Table) was $61,582. Mr. Cyr’s 2020 total compensation was $15,858,452, which was approximately 258:1 times that of the median of the annual total compensation of all our employees.
The annual total compensation of our CEO includes a multi-year grant, which will be realized over four years. Excluding portions of the multi-year grant that will be realized in subsequent years, Mr. Cyr’s realized compensation for 2020 is $2,318,449, approximately 38:1 times that of the median of the annual total compensation of all of our employees.
DIRECTOR COMPENSATION
The full Board approved director compensation for 2020, based on the recommendation of the Compensation Committee with assistance from KF, and in accordance with the Company’s non-employee director compensation program. For 2020, each non-employee member of the Board who served for the entire year received an annual cash retainer of $50,000 (or $80,000 for the Chair of the Board), paid quarterly. In 2020, each Board member was also granted an award of time-vesting RSUs under our 2014 Plan, which vest on the first anniversary of the grant date, subject to continued service, with an upfront grant date value of $70,000 (or $90,000 for the Chair of the Board). In addition, certain directors who served as Chairs of Board committees received additional cash payments for 2020 as follows: $15,000 for the Chair of the Company’s Audit Committee and $7,500 each for the Chairs of the Compensation Committee and the Nominating and Corporate Governance Committee.
In 2018, our Nominating and Corporate Governance Committee recommended that the Board actively recruit new members to diversify the Board. To begin that process, the Board conducted a study of Board compensation practices to ensure that our non-employee director compensation program was sufficient to attract the necessary talent to achieve its diversification goals. The compensation of the Board had not changed since the Company went public in 2014. As such, in April 2018, we conducted a study of board compensation practices using the same peer group selected for the Company’s management. Based on the outcomes of that study and consistent with the compensation principles that we apply to management, the Board revised the non-employee director compensation policy, effective with payments made in the fourth quarter of 2018. The changes increased the overall compensation (both cash and equity) to be between the 50th and 75th percentile of the peer group and to weight compensation for 2019 more towards equity than cash (approximately 60% equity, 40% cash). With these compensation changes, we were able to successfully recruit two new, qualified directors.

EXECUTIVE COMPENSATION | 62

EXECUTIVE COMPENSATION  | 63
The following table shows compensation paid to each of our non-employee directors who served during 2020.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Charles A. Norris(2)	80,000	90,000	170,000
J. David Basto	50,000	70,000	120,000
Olu Beck	50,000	70,000	120,000
Daryl G. Brewster(3)	57,500	70,000	127,500
Lawrence S. Coben(4)	55,625	70,000	125,625
Walter N. George III(5)	51,875	70,000	21,875
Jacki S. Kelley	50,000	70,000	120,000
Robert C. King(6)	37,500	70,000	107,500
Leta D. Priest	50,000	70,000	120,000
Craig D. Steeneck(7)	65,000	70,000	135,000
William B. Cyr(8)	—	—	—
(1)
Represents the aggregate grant date fair value of RSUs granted under our 2014 Plan without regard to forfeitures, computed in accordance with FASB ASC Topic 718. This amount does not reflect the actual economic value realized by the director. The stock awards reflected in the table comprise all outstanding equity awards held by our non-employee directors at the end of 2020.

(2)	Charles A. Norris serves as Chair of the Board.
(3)	Daryl G. Brewster serves as Chair of the Compensation Committee.
(4)	Lawrence S. Coben served as Chair of the Nominating and Corporate Governance Committee for a portion of 2020.
(5)	Walter N. George III succeeded Mr. Coben as Chair of the Nominating and Corporate Governance Committee.
(6)	Robert C. King resigned from the Board in September 2020.
(7)	Craig D. Steeneck serves as the Chair of the Audit Committee.
(8)	William B. Cyr is an NEO and does not receive separate compensation for serving on the Board.

DELINQUENT SECTION 16(a) REPORTS | 64
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own more than 10 percent of the Company’s common stock (collectively, “Reporting Persons”) to file with the SEC initial reports of ownership and changes in ownership of the Company’s common stock. Based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 2020 all filing requirements applicable to the Reporting Persons were timely met except (i) Mr. Macchiaverna did not timely file a Form 4 in connection with a grant of RSU on April 1, 2020; (ii) Mr. Walsh did not timely file a Form 4 in connection with a grant of options on June 8, 2020; and (iii) Mr. Brewster did not timely file a Form 4 in connection with a purchase of 500 shares of the Company’s common stock on November 27, 2015, in Mr. Brewster’s case due to administrative oversight and in Mr. Walsh’s and Mr. Macchiaverna’s case due to administrative delays.

DELINQUENT SECTION 16(a) REPORTS | 65

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
& MANAGEMENT & RELATED STOCKHOLDER MATTERS  | 67
EQUITY COMPENSATION PLAN INFORMATION
The Company administers three current equity compensation plans: our 2014 Plan, a 2016 inducement stock option grant to Mr. Cyr and a 2020 inducement stock option grant to Ms. Pomerantz. The Company also administers two legacy equity compensation plans: our 2010 Stock Option Plan (or 2010 plan) and our 2006 Stock Incentive Plan (or 2006 Plan). The following table provides information as of December 31, 2020 regarding shares of our common stock that may be issued under the plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#) (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($) (b)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity Compensation Plans Approved by Security Holders	2,631,697(2)	78.15	908,433
Equity Compensation Plans Not Approved by Security Holders	1,015,000(3)	10.98	—
Total	3,646,697	$59.45	908,433
(1)	RSUs reflected in column (a) are not reflected in these weighted-average exercise prices.
(2)
Includes 2,404,926 options outstanding under our 2014 Plan with a weighted average exercise price of $78.92; 193,185 RSUs outstanding under our 2014 Plan; and 26,130 options outstanding under our 2010 Plan with a weighted average exercise price of $7.10.

(3)	Reflects a September 2016 inducement grant to our CEO, Mr. Cyr, and a January 2020 inducement grant to our CFO, Ms. Pomerantz, which grants are described below.
2014 OMNIBUS PLAN
Our 2014 Plan was adopted by the Board in connection with our initial public offering and approved by our stockholders in October 2014. Our 2014 Plan allows for awards of tax-qualified incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, other stock-based awards, and other cash-based awards to our directors, officers, employees, consultants, and advisors. Upon the adoption of our 2014 Plan, we discontinued our 2010 Plan, as described below.
INDUCEMENT GRANT TO MR. CYR
In September 2016, we granted our CEO, Mr. Cyr, an inducement grant of stock options in accordance with the Nasdaq Marketplace Rules. Mr. Cyr’s inducement grant consisted of 500,000 performance-vesting options and 500,000 time-vesting options. See “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End” above for an overview of the vesting terms of these options.
INDUCEMENT GRANT TO MS. POMERANTZ
In January 2020, we granted our CFO, Ms. Pomerantz, an inducement grant of stock options in accordance with the Nasdaq Marketplace Rules. Ms. Pomerantz’s inducement grant consisted of 15,000 time-vesting options. See “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End” above for an overview of the vesting terms of these options.
2010 STOCK OPTION PLAN
Our 2010 Plan was adopted by the Board and approved by our stockholders in December 2010. Our 2010 Plan allowed for the grant of tax-qualified incentive stock options and nonstatutory stock options to our employees, officers, directors, consultants, and advisors. We discontinued our 2010 Plan in March 2014 and no new awards have been granted under the plan since that time. Any award outstanding under our 2010 Plan at the time of its discontinuance will remain in effect until the award is exercised or has expired in accordance with its terms.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
& MANAGEMENT & RELATED STOCKHOLDER MATTERS  | 68
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table shows information about the beneficial ownership of our common stock, as of August 2, 2021, by:
•	each person known by us to beneficially own 5% or more of our outstanding common stock;
•	each of our directors, director nominees and named executive officers; and
•	all of our directors and executive officers as a group.
The numbers listed below are based on 43,360,020 shares of our common stock outstanding as of August 2, 2021. Unless otherwise indicated, the address of each individual listed in this table is c/o Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, New Jersey 07094.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
& MANAGEMENT & RELATED STOCKHOLDER MATTERS  | 69
NAME AND ADDRESS OF BENEFICIAL OWNER [1]	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF COMMON STOCK OUTSTANDING
PRINCIPAL STOCKHOLDERS:
Blackrock, Inc. [2]	4,075,905	9.4%
The Vanguard Group, Inc. [3]	3,673,108	8.5%
NAMED EXECUTIVE OFFICERS AND DIRECTORS:
William B. Cyr [4]	1,075,532	2.5%
Charles A. Norris [5]	588,741	1.4%
J. David Basto	28,612	*
Olu Beck	2,948	*
Daryl G. Brewster	51,226	*
Lawrence S. Coben, Ph.D.	48,203	*
Walter N. George, III	41,641	*
Richard Kassar [6]	132,039	*
Jacki S. Kelley	5,031	*
Scott Morris	337,922	*
Heather Pomerantz	14,285	*
Leta D. Priest	6,105	*
Craig D. Steeneck	25,849	*
Cathal Walsh	58,193	*
Stephen L. Weise	95,215	*
EXECUTIVE OFFICERS AND DIRECTORS AS A GROUP (17 PERSONS) [7]	2,494,764	5.8%
*	Less than 1%
1
A “beneficial owner” of a security is determined in accordance with Rule 13d-3 under the Exchange Act and generally means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares:

•	voting power, which includes the power to vote, or to direct the voting of, such security; and/or
•	investment power, which includes the power to dispose, or to direct the disposition of, such security.
Unless otherwise indicated, each person named in the table above has sole voting and investment power, or shares voting and investment power with his or her spouse (as applicable), with respect to all shares of stock listed as owned by that person. Shares issuable upon the exercise of options exercisable on August 2, 2021 or within 60 days thereafter are considered outstanding and to be beneficially owned by the person holding such options for the purpose of computing such person’s beneficial ownership percentage but are not deemed outstanding for the purposes of computing the beneficial ownership percentage of any other person.
2
Represents shares of common stock beneficially owned as of December 31, 2020, based on a Schedule 13G filed on January 8, 2021, by Blackrock, Inc. In such filing, Blackrock, Inc. lists its address as 55 East 52nd Street, New York, NY 10055.

3
Represents shares of common stock beneficially owned as of December 31, 2020, based on a Schedule 13G filed on February 10, 2021, by The Vanguard Group, Inc. In such filing, The Vanguard Group, Inc., lists its address as 100 Vanguard Blvd., Malvern, PA 19355.

4
Includes 75,532 shares of common stock and 742,500 options to purchase common stock held by Mr. Cyr directly, 55,000 options to purchase shares of common stock held by his spouse, 107,500 options to purchase shares of common stock held by Irrevocable Spousal Trust for Linda W. Cyr, and 95,000 options to purchase shares of common stock held by Linda W. Cyr 2020 Irrevocable Trust for Descendant.

5
Includes 25,173 shares of common stock held by Mr. Norris directly, 503,568 shares of common stock held by Norris Trust Ltd 6/18/02, 30,000 shares of common stock held by the Charles Norris 2020 Annuity Trust and 30,000 shares held by the Margaret Norris 2020 Annuity Trust.

6	Includes 151,188 shares of common stock held directly by Mr. Kassar and 50,000 shares of common stock held by Richard Kassar 2020 GRAT.
7	Excludes Mr. Kassar, as he is no longer an executive officer of the Company.

CERTAIN RELATIONSHIPS & RELATED PARTY TRANSACTIONS

CERTAIN RELATIONSHIPS & RELATED PARTY TRANSACTIONS | 71
PROCEDURES FOR APPROVAL OF RELATED PARTY TRANSACTIONS
There are no related person transactions that require reporting under SEC rules. Our Board of Directors has adopted a written related party transaction policy, which sets forth the policies and procedures for the review and approval or ratification of related party transactions. This policy is administered by our Audit Committee. These policies provide that, in determining whether or not to recommend the initial approval or ratification of a related party transaction, the relevant facts and circumstances available shall be considered, including, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

AUDIT COMMITTEE REPORT | 73
This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our management is responsible for the preparation, presentation and integrity of our financial statements for the appropriateness of the accounting principles and reporting policies that we use, and for establishing and maintaining adequate internal control over financial reporting. KPMG LLP, our independent registered public accounting firm for 2020, was responsible for performing an independent audit of our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”), and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.
The Audit Committee has reviewed and discussed with management our audited financial statements included in the annual report. In addition, the Audit Committee discussed with KPMG LLP those matters required to be discussed under applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”). Additionally, KPMG LLP provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with KPMG LLP its independence from the Company.
Based upon the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Annual Report for filing with the SEC.
The Audit Committee

Craig D. Steeneck (chair)

J. David Basto

Olu Beck

PROPOSALS | 75
OVERVIEW OF PROPOSALS
This Proxy Statement contains four proposals requiring stockholder action:
PROPOSAL I
requests the re-election of two directors, Mr. Brewster and Ms. Kelley, to the Board;
PROPOSAL II
requests the ratification of KPMG LLP as the Company’s independent registered public accounting firm for 2021;
PROPOSAL III
requests the approval of, by advisory vote, the compensation of the Company’s named executive officers; and
PROPOSAL IV
requests the approval of an amendment to our Certificate of Incorporation to declassify the Board of Directors as set forth herein.
Each proposal is discussed in more detail below.
PROPOSAL I: RE-ELECTION OF DIRECTORS
The Board has nominated Mr. Brewster and Ms. Kelley to be elected to serve until the third succeeding annual meeting of stockholders after their re-election and until their respective successors are duly elected and qualified.
At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the two nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the re-election of the Board’s two nominees. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy.
The Board of Directors recommends a vote “FOR”
the re-election of directors Brewster and Kelley.
PROPOSAL II: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has re-appointed KPMG LLP as the Company’s independent registered public accounting firm and as auditors of the Company’s consolidated financial statements for 2021. KPMG LLP has served as the Company’s independent registered public accounting firm since 2013.
At the Annual Meeting, the stockholders are being asked to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2021. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

PROPOSALS | 76
Fees for Services Rendered by Independent Registered Public Accounting Firm
The following table presents fees for professional services rendered by our current independent registered public accounting firm for the fiscal years ended December 31, 2020 and 2019.
	2020	2019
Audit Fees[1]	$ 858,500	$ 725,000
Audit-Related Fees[2]	$ 170,000	$ 96,500
Tax Fees	—	—
All Other Fees[3]	$1,897	$ 1,780
Total	$1,030,397	$ 823,280
(1)
Audit Fees: These fees include fees related to the audit of the Company’s annual financial statements and review of the Company’s quarterly financial statements as well as services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements.

(2)
Audit-Related Fees: Audit-related fees are for assurance and related services including, among others, due diligence services and consultation concerning financial accounting and reporting standards. Additionally, fees include services in connection with the Company’s filing of a registration statement and preparation of a comfort letter in connection with a secondary offering.

(3)	KPMG’s Accounting Research Online (“ARO”) Subscription.
Pre-Approval Policies and Procedures
The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor and to not engage the independent auditor to perform the non-audit services proscribed by law or regulation. The Audit Committee may adopt pre-approval policies and procedures detailed as to particular services and delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.
All services provided by KPMG, LLP subsequent to the formation of the Audit Committee in November 2014 were pre-approved by the Audit Committee.
The Board of Directors recommends a vote “FOR” Proposal Two.
PROPOSAL III: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Schedule 14A of the Exchange Act, we are providing our stockholders with the opportunity to approve, by advisory vote, the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the rules of the SEC.
This proposal, commonly referred to as the “Say-on-Pay” vote, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and our executive compensation philosophy, objectives and program, as described in this Proxy Statement. Accordingly, we ask our stockholders to approve the compensation of our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act in the section entitled “Executive Compensation” of this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure.
“RESOLVED, that the stockholders of Freshpet, Inc. (the “Company”) approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
As an advisory vote, the result will not be binding on the Board or the Compensation Committee. The Say-on-Pay vote will, however, provide us with important feedback from our stockholders about our executive compensation philosophy, objectives and program. The Board and the Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating the Company’s executive compensation program.
The Board of Directors recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers, as disclosed in this Proxy Statement.

PROPOSALS | 77
PROPOSAL IV: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS
After careful consideration, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, unanimously approved, and recommends that the Company’s stockholders approve, amendments to Freshpet’s Certificate of Incorporation to fully declassify the Board of Directors by the 2025 annual meeting of stockholders, as described below and set forth on Appendix A.
The Declassification Proposal
Under our current Certificate of Incorporation, the Board is divided into three classes (Class I, Class II and Class III), with members of each class holding office for staggered three-year terms. We are asking stockholders to adopt the Declassification Proposal in order to fully declassify the Board, and provide for the annual election of directors, by our 2025 annual meeting of stockholders. The Board has approved the Declassification Proposal and declared it to be advisable and in the best interests of the Company and its stockholders, and recommends that the stockholders adopt the Declassification Proposal.
If the Declassification Proposal is approved by the stockholders at this meeting, the annual election of directors would be phased in over a three-year period beginning at the 2023 annual meeting of stockholders. The Declassification Proposal does not shorten the term of any director currently in office or elected before the 2023 annual meeting. Assuming the Declassification Proposal is adopted, at the 2023 annual meeting, Class III directors will be elected to hold office for a term expiring at the 2025 annual meeting; and at the 2024 annual meeting, Class I directors will be elected to hold office for a term expiring at the 2025 annual meeting. Beginning with the 2025 annual meeting of stockholders, the entire Board would stand for election annually for one-year terms. If a vacancy occurs prior to the Board being fully declassified, the new Board member would be appointed to fill the remaining portion of the term of the person who has departed the Board.
In addition, because the Board is currently classified, our directors can be removed only for cause, whereas Delaware law provides that directors serving on boards of directors that are not classified may be removed with or without cause. The amendment to the Certificate of Incorporation for the Declassification Proposal would permit stockholders to remove directors with or without cause following our 2025 annual meeting of stockholders. Directors with a term expiring on or before the 2025 annual meeting would continue to be removable only for cause.
Background of Proposal
In deciding to approve the Declassification Proposal and to recommend that the stockholders vote to adopt the Declassification Proposal, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, considered the advantages and disadvantages of maintaining a classified board structure. A classified Board can benefit stockholders by: promoting continuity and stability of the Board; encouraging directors to take a long-term perspective; reducing the Company’s vulnerability to coercive takeover tactics and special interest groups that may not be acting in the best interests of all stockholders; and enhancing the independence of non-management directors by providing them with a longer term of office and insulating them against pressure from special interest groups. While the Board continues to believe that these are important benefits, the Board has also considered that a classified board structure may have the effect of reducing the accountability of directors to stockholders, and recognizes the benefit of providing stockholders an annual opportunity to express their satisfaction or dissatisfaction with the actions of the Board. In addition, the Board believes it is important for it to maintain stockholder confidence by demonstrating that it is responsive and accountable to stockholders and committed to strong corporate governance. Therefore, following careful consideration of the matter, and due to its belief that a declassified board structure provides more accountability to stockholders and promotes stronger corporate governance, the Board has adopted resolutions to approve the Declassification Proposal, to declare the Declassification Proposal advisable and in the best interests of the Company and its stockholders, and to submit the Declassification Proposal to its stockholders for consideration.
The Board believes that beginning the declassification in 2023 rather than immediately is appropriate based on the Company’s circumstances. The Company has been transitioning to a new executive leadership team with changes to the CEO and CFO, in 2016 and 2020. In 2020, the Company also launched “Feed the Growth—5 by 2025,” the Company’s new five-year strategic plan. Furthermore, since 2018, the Board has appointed three new Board members. Considering all of these factors and the Board’s confidence in the Company’s long-term strategic plans, the Board believes that the appropriate time to begin declassification would be after the completion of a cycle of director elections for the full Board in 2023 to provide the Company with time to focus on a successful transition and successful execution of its strategic plan with stable Board leadership.

PROPOSALS | 78
Vote Required and Effectiveness
The affirmative vote of a majority of the voting power of all of the shares of our common stock outstanding as of the Record Date is required to adopt the Declassification Proposal. If our stockholders adopt the Declassification Proposal, the Board has authorized our officers to file an amended and restated certificate of incorporation with the Secretary of State of the State of Delaware (the “Restated Certificate”), and the Restated Certificate would become effective upon acceptance by the Delaware Secretary of State. We intend to make that filing as soon as practicable if the Declassification Proposal is adopted at the Annual Meeting. However, even if our stockholders adopt the Declassification Proposal, the Board may abandon the Declassification Proposal without further stockholder action prior to the effectiveness of the filing of the Restated Certificate with the Delaware Secretary of State and, if abandoned, the Restated Certificate will not become effective. If the Board abandons the Declassification Proposal, we will publicly disclose that fact and the reason for its determination.
Text of the Proposal
The proposed changes to the Certificate of Incorporation, with deletions indicated by strike-outs and additions indicated by double underlining, is contained in Appendix A to this Proxy Statement. If the Declassification Proposal is approved, the language in Appendix A will be incorporated into a full amendment and restatement of the Certificate of Incorporation, which as indicated above, the Board intends to file as soon as practicable if the Declassification Proposal is adopted at the Annual Meeting. The description of the Declassification Proposal set forth above is qualified in its entirety by reference to the text attached as Appendix A to this Proxy Statement.
The Board recommends that you vote “FOR” the approval of an amendment to our Certificate of
Incorporation to declassify the Board of Directors as set forth above.

PROPOSALS | 79

OTHER MATTERS | 81
HOUSEHOLDING
Any stockholder, including both stockholders of record and beneficial holders who own their shares through a broker, bank or other nominee, who share an address with another holder of our common stock are only being sent one set of proxy materials, unless such holders have provided contrary instructions. We will deliver promptly upon written or oral request a separate copy of these materials to any holder at a shared address to which a single copy of the proxy materials was delivered. If you wish to opt out of householding and receive a separate copy of these materials in the future or if you are receiving multiple copies and would like to receive a single copy, you may do so at any time prior to thirty (30) days before the mailing of the proxy materials (which typically will be in August of each year) by notifying us in writing at: Corporate Secretary, Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, NJ 07094, Attention: Corporate Secretary or by telephone at 201-520-4000.
OTHER MATTERS
The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.
Dated: August 13, 2021
By Order of the Board of Directors,

Charles A. Norris

Chairman of the Board

APPENDIX A | A-1
DECLASSIFICATION PROPOSAL AMENDMENT (REDLINE)
ARTICLE VI
SECTION 2. CLASSIFICATION OF DIRECTORS.
(a) Subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, until the Corporation’s annual meeting of stockholders in 2025, the directors of the Corporation shall be divided into three classes as nearly equal in size as is practicable, designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first annual meeting of stockholders occurring after this Certificate of Incorporation ~~becomes~~originally became effective in accordance with the Delaware General Corporation Law (the “Effective Time”); the term of office of the initial Class II directors shall expire at the second annual meeting of stockholders occurring after the Effective Time; and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders occurring after the Effective Time. The initial Class I directors shall be Christopher B. Harned, Daryl G. Brewster and Robert King, the initial Class II directors shall be J. David Basto, Walter N. George, Craig Steeneck and Lawrence S. Coben and the initial Class III directors shall be Charles A. Norris, Jonathan S. Marlow and Richard Thompson. The address of each of the initial Class I, Class II, and Class III directors is c/o Freshpet, Inc., 400 Plaza Drive, 1st Floor, Secaucus, New Jersey 07094, Attention: Corporate Secretary. Commencing with the first annual meeting of stockholders following the Effective Time and ending with (and including) the Corporation’s annual meeting of stockholders in 2022, each director elected to the class of directors whose term expires at such annual meeting shall be elected to hold office until the third succeeding annual meeting and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, removal, disqualification or retirement. Directors elected to the respective classes of directors whose terms expire at the Corporation’s annual meeting of stockholders in each of 2023 and 2024 shall be elected to hold office until the Corporation’s annual meeting of stockholders in 2025 and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, removal, disqualification or retirement. If the number of directors divided into classes as set forth herein is hereafter changed, any newly created directorship(s), or any decrease in the number of directors shall be so apportioned among the classes as to make all classes as nearly equal in number as practicable. ~~Elections of directors need not be by written ballot unless the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”) shall so provide.~~ The Board of Directors is authorized to assign members of the Board of Directors already in office to their respective classes at the Effective Time.
(b) Commencing with the annual meeting of stockholders held in 2025, subject to any rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, all of the directors of the Corporation shall be elected at the annual meeting of stockholders, with each director so elected to hold office until the Corporation’s annual meeting of stockholders in the following year and until his or her successor shall have been duly elected and qualified, or until his or her earlier death, resignation, removal, disqualification or retirement.
(c) Elections of directors need not be by written ballot unless the bylaws of the Corporation (as the same may be amended and/or restated from time to time, the “Bylaws”) shall so provide.
SECTION 4. REMOVAL OF DIRECTORS.
(a) ~~Subject~~ Prior to the Corporation’s annual meeting of stockholders in 2025, subject to the rights of the holders of any series of Preferred Stock, any director may be removed from office at any time but only with cause, at a meeting called for that purpose, by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
(b) From and after the Corporation’s annual meeting of stockholders in 2025, subject to the rights of the holders of any series of Preferred Stock, any director may be removed from office at any time, with or without cause, at a meeting called for that purpose, by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FRPT2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D57275-P59369 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRESHPET, INC. (the "Company")

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Daryl G. Brewster
02) Jacki S. Kelley

	For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal:			
2. To ratify the appointment of KPMG LLP as the independent registered public accounting firm for 2021.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
3. To approve, by advisory vote, the compensation of the Company's named executive officers.	☐	☐	☐
The Board of Directors recommends you vote FOR the following proposal:			
4. To approve an amendment to our Fourth Amended and Restated Certificate of Incorporation (as amended) to declassify the Company's Board of Directors as set forth in the Company's Proxy Statement.	☐	☐	☐

Note: To transact such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Form 10K/A Amendment #1 are available at www.proxyvote.com

D57276-P59369

FRESHPET, INC.
Annual Meeting of Stockholders
September 23, 2021 8:30 AM, ET
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Heather Pomerantz and Stephen Macchiaverna, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Freshpet, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:30 AM, ET, on September 23, 2021, at a virtual setting and can be accessed by visiting www.virtualshareholdermeeting.com/FRPT2021, where you will be able to listen to the meeting live (including any adjournment or postponement thereof), submit questions and vote online. **The decision to have a virtual Annual Meeting this year does not represent a change in our stockholder engagement philosophy, and we currently expect to return to an in-person meeting as soon as feasibly and safely possible.**

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side